                                                                    EXHIBIT 4.16




           AMENDED AND RESTATED LOAN PURCHASE AND SERVICING AGREEMENT

                                   dated as of
                                December 7, 2001

                                     between

                             GROCERS CAPITAL COMPANY
                             as Seller and Servicer

                                       and

                       NATIONAL CONSUMER COOPERATIVE BANK
                                    as Buyer

                                TABLE OF CONTENTS
                                -----------------

                                                                               Page
                                                                               ----
ARTICLE I DEFINITIONS.........................................................  1

     SECTION 1.01 Defined Terms...............................................  1
     SECTION 1.02 General Principles Applicable to Definitions................ 14
     SECTION 1.03 Accounting Terms............................................ 14

ARTICLE II THE COMMITMENT..................................................... 15

     SECTION 2.01 Loans Sold and Purchased as of the Effectiveness Date;
                  Origination of Loans........................................ 15
     SECTION 2.02 Agreement to Purchase and Sell Loans........................ 15
     SECTION 2.03 Incremental Purchase........................................ 17
     SECTION 2.04 Commitment Termination Date................................. 18

ARTICLE III CLOSING PROCEDURE; CONDITIONS TO PURCHASE......................... 19

     SECTION 3.01 Payment..................................................... 19
     SECTION 3.02 Effective Date.............................................. 19
     SECTION 3.03 Buyer's Conditions Precedent to Acceptance.................. 19
     SECTION 3.04 Additional Delivery Requirements for Effectiveness Date..... 21

ARTICLE IV REPRESENTATIONS AND WARRANTIES..................................... 23

     SECTION 4.01 Seller's Corporate Representations and Warranties........... 23
     SECTION 4.02 Seller's Incremental Purchase Date Representations and
                  Warranties with respect to Loans............................ 25
     SECTION 4.03 Buyer's Representations and Warranties...................... 30
     SECTION 4.04 Repurchase Upon Breach of Certain Representations and
                  Warranties.................................................. 30
     SECTION 4.05 Survival of Representations................................. 31

ARTICLE V SERVICING AND COLLECTION............................................ 32

     SECTION 5.01 Servicing; Delegation of Authority to Buyer and Servicer.... 32
     SECTION 5.02 Maintenance of System; Collection and Maintenance of
                  Information................................................. 32
     SECTION 5.03 Maintenance of Lien Priority................................ 33
     SECTION 5.04 Obligor Inquiries; Credit and Collection Policies........... 33
     SECTION 5.05 Obligor Defaults............................................ 34
     SECTION 5.06 Servicer Reports; Annual Audit.............................. 35
     SECTION 5.07 Loan and Other Payments..................................... 35
     SECTION 5.08 Computation and Payment of Periodic Payments, Servicing Fees
                  and Guaranty Fees; Servicer's Expenses...................... 37
     SECTION 5.09 Applicable Rate............................................. 38
     SECTION 5.10 Concerning Insurance on Collateral.......................... 38
     SECTION 5.11 Access to Certain Documentation and Certain Information
                  Regarding the Loans......................................... 39
     SECTION 5.12 Servicer Representations and Warranties..................... 39

     SECTION 5.13 Servicer's Resignation....................................  40

ARTICLE VI SELLER'S AND SERVICER'S COVENANTS................................  41

     SECTION 6.01 Covenants.................................................  41

ARTICLE VII SELLER OBLIGATIONS AND REPURCHASE OPTIONS.......................  47

     SECTION 7.01 Repurchase of Loans.......................................  47
     SECTION 7.02 Minimal Balances..........................................  47
     SECTION 7.03 Repurchase of Expansion Loans.............................  47
     SECTION 7.04 Repurchase of Loans on the Seventh Anniversary of the
                  Commitment Termination Date...............................  48

ARTICLE VIII SERVICER DEFAULT...............................................  49
     SECTION 8.01 Servicer Defaults.........................................  49
     SECTION 8.02 Buyer to Act; Appointment of Successor....................  50
     SECTION 8.03 Effects of Servicing Transfer.............................  51

ARTICLE IX TERMINATION EVENTS...............................................  52

     SECTION 9.01 Termination Events........................................  52
     SECTION 9.02 Consequences of Termination Event.........................  53
     SECTION 9.03 Remedies of a Secured Party...............................  53

ARTICLE X MISCELLANEOUS.....................................................  55

     SECTION 10.01 Further Assurances.......................................  55
     SECTION 10.02 Indemnities..............................................  55
     SECTION 10.03 No Waiver: Remedies Cumulative...........................  55
     SECTION 10.04 Governing Law............................................  56
     SECTION 10.05 Consent to Jurisdiction; Waiver of Immunities............  56
     SECTION 10.06 Notices..................................................  56
     SECTION 10.07 Assignment...............................................  56
     SECTION 10.08 Capital Markets Funding..................................  56
     SECTION 10.09 Severability.............................................  56
     SECTION 10.10 Attorney's Fees..........................................  57
     SECTION 10.11 Setoff...................................................  57
     SECTION 10.12 Limitation on Third Party Beneficiaries..................  57
     SECTION 10.13 Term of Agreement........................................  57
     SECTION 10.14 Entire Agreement; Amendment..............................  57
     SECTION 10.15 Headings.................................................  57
     SECTION 10.16 Counterparts.............................................  57

                              AMENDED AND RESTATED
                      LOAN PURCHASE AND SERVICING AGREEMENT

     This AMENDED AND RESTATED LOAN PURCHASE AND SERVICING AGREEMENT (this "Agreement") is executed as of December 7, 2001, by and between GROCERS CAPITAL COMPANY, a California corporation ("GCC"), as Seller (in such capacity, the "Seller") and as Servicer (in such capacity, the "Servicer"), and NATIONAL CONSUMER COOPERATIVE BANK, a financial institution organized under the laws of the United States (the "Buyer").

                                    RECITALS

     WHEREAS GCC and Buyer entered into that certain Loan Purchase and Servicing Agreement dated as of August 29, 1996 (as amended, the "Original Loan Purchase and Servicing Agreement");

     WHEREAS GCC and Buyer desire (i) to amend and restate the Original Loan Purchase and Servicing Agreement as set forth in this Agreement and (ii) in connection therewith, amend and restate the Original Guaranty Agreement as set forth in the Amended and Restated Guaranty Agreement; and

     WHEREAS the Loans outstanding under the Original Loan Purchase and Servicing Agreement (each an "Original Loan" and, collectively, the "Original Loans"), shall remain outstanding as Loans under, and subject to, the terms of this Agreement.

     NOW THEREFORE, for full and fair consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Defined Terms. The following terms, as used herein, have the following meanings:

     "Affiliate" shall mean, with respect to a Person, any other Person (or group of related Persons) which (i) directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) directly or indirectly owns more than 10% of such Person's voting stock. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the mere fact that a representative of a Unified Patron serves and acts as a director of Unified or Seller shall not cause such Unified Patron to be an Affiliate of Unified or Seller.


     "Agent" shall mean NCB, in its capacity as Agent under the Portfolio Credit Facility.

     "Applicable Rate" shall mean, for each Loan, the rate determined pursuant to Section 5.09.

     "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement and General Release dated as of October 2, 2000 by and among URI, Unified, GCC and NCB.

     "Bank Act" shall mean the National Consumer Cooperative Bank Act, 12 U.S.C.(S)(S) 3001-3051, and any regulations and policies adopted thereunder.

     "Business Day" shall mean any day other than Saturday, Sunday and a day on which commercial banks in Washington, D.C., and Los Angeles, California, are authorized to close.

     "Buyer" shall mean NCB, as buyer hereunder.

     "Cash Flow Ratio" means, with respect to any Obligor of any Loan as of any date of determination, a fraction expressed as a ratio where the numerator is equal to the sum of: (i) profits before taxes for such Obligor, (ii) interest expense for such Obligor, (iii) depreciation for such Obligor, (iv) amortization for such Obligor and (v) employee stock ownership plan (ESOP) contribution/compensation expense for such Obligor, if a leveraged transaction (each of the foregoing being determined in accordance with GAAP consistently applied for the most recently ended period of 12 fiscal months of such Obligor), and where the denominator is equal to the aggregate scheduled principal and interest payments in respect of indebtedness of such Obligor due during the ensuing period of 12 consecutive months.

     "Cash Interest Expense" shall mean, for any period, gross interest expense for such period determined in accordance with GAAP.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all or any portion of any collateral, whether real or personal, tangible or intangible, or otherwise, pledged by any Obligor or Loan Guarantor to secure repayment of its Loan and the related Note (other than Cooperative Assets).

     "Collateral Coverage Ratio" means, with respect to any Loan, a fraction expressed as a ratio where the numerator is equal to the sum of: (i) the net book value of inventory, and other assets other than furniture, fixtures, equipment and real estate of the Obligor of such Loan, (ii) the greater of (a) the net book value of furniture, fixtures and equipment of the Obligor and (b) the product of 3.5 multiplied by average weekly sales of such Obligor up to a maximum of the gross book value of such furniture, fixtures and equipment and
(iii) the appraised value of real estate of the Obligor which complies in all respects with the Credit and Collection Policy, and where the denominator is the aggregate outstanding principal balance of all loans secured in whole or in part by any of the above described assets.

     "Collections" shall mean any and all amounts received from or on behalf of the Obligors in respect of Loans and related Notes or Related Documents during any applicable Due Period regardless of how received and including, without limitation, receipt of Scheduled Payments, payments from Loan Guarantors, Liquidation Proceeds and Insurance Proceeds.

     "Commitment Termination Date" shall have the meaning set forth in Section 2.04.

     "Consolidated Net Worth" shall mean, with respect to any Person, as of any date, the aggregate shareholders' equity of such Person and its Subsidiaries that would be shown on a consolidated balance sheet as of such date.

     "Consolidated Tangible Net Worth" shall mean, with respect to any Person, at any date, Consolidated Net Worth less (i) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises and covenants not to compete) and (ii) to the extent not already deducted from total assets, all reserves including those for deferred income taxes, depreciation, obsolescence or amortization of properties and (iii) all capital stock or other investments in any direct or indirect subsidiary other than in (x) any offshore investment subsidiary, or (y) a subsidiary having all or substantially all of its operations in the United States.

     "Controlled Group" shall mean, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which (1) together with such Person are treated as a single employer under Section 414(b) or 414(c) of the Code or (2) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (n) of the Code, includes such Person as a member.

     "Cooperative Assets" shall mean the assets (including cash) owned or earned by an Obligor relating to its membership in Unified, including Unified's capital stock and patronage dividends.

     "CPLTD" shall mean, with respect to any Person, as of any date, that portion of such Person's long-term Debt (that is, Debt with a term of greater than one year) which matures and is due and payable within one year.

     "Credit Agreement" shall mean the Secured Revolving Credit Agreement, dated as of September 29, 1999, by and among Unified, the lenders named therein and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as Agent, as the same may be modified, amended, supplemented or replaced from time to time.

     "Credit and Collection Policy" shall mean, with respect to GCC, the credit, collection, enforcement and other policies and practices of GCC relating to Loans, related Notes and Related Documents existing on the Effectiveness Date and as set forth in Exhibit A hereto, as the same may be modified from time to time with the consent of the Buyer, which consent will not be unreasonably withheld.

     "Cross Collateral" shall mean, with respect to any Loan, all or any portion of the Primary Collateral pledged to secure (i) on a parity basis, any other Obligor Group Loan or Loans previously purchased by the Buyer, and/or (ii) on a subordinated basis, any other notes or indebtedness of the Obligor or any member of its Obligor Group, which Primary Collateral, in either case, also secures such Loan.

     "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or agreements (including obligations of the parties under this Agreement or the Guaranty Agreement), (iii) all obligations of such Person to pay the deferred purchase price of property or services other than trade payables and open accounts arising in the ordinary course, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a lien on any asset owned of such Person, whether or not such Debt is otherwise an obligation of such Person which Debt, if Non-Recourse Debt to such Person, shall be deemed to be in an amount equal to the lesser of the principal amount of such obligations or the aggregate fair market value of such assets, and (vi) all Guaranteed Debt (including, in the case of the Guarantor, the Guarantor's obligations under the Guaranty Agreement).

     "Defaulted Loan" shall mean, as of any date, a Loan with respect to which any of the following has occurred: (a) there has occurred an Obligor Default with respect to such Loan and such Obligor Default has been continuing for a period of 45 days, or (b) the Obligor under such Loan has sought protection under the United States Bankruptcy Code or is the subject of an involuntary bankruptcy.

     "Determination Date" shall mean the Business Day before each Payment Date.

     "Due Date" shall mean the day on which the Scheduled Payment is due from the Obligor on a Loan.

     "Due Period" shall mean, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs.

     "EBITDA" shall mean, for any Person, for any period, the consolidated net income (or net loss) of such Person for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) Cash Interest Expense,
(iv) total income tax expense, and (v) extraordinary or unusual losses (and other after-tax losses on sales of assets outside of the ordinary course of business and not otherwise included in extraordinary or unusual losses), less
(b) the sum of (i) extraordinary or unusual gains (and other after tax gains on sales of assets outside of the ordinary course of business and not otherwise included in extraordinary or unusual gains) of the Person for such period and
(ii) the net income (or loss) of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to such Person.

     "Effectiveness Date" shall mean the date when all of the conditions set forth in Section 3.04 have been satisfied.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Existing Loan Representation" shall mean a representation or warranty made by Seller with respect to an Original Loan under the Original Loan Purchase and Servicing Agreement.

     "Expansion Loan" shall mean any Loan (other than an Original Loan) (A) the proceeds of which shall be used by the related Obligor to finance capital or leasehold improvements, inventory or to expand or renovate a grocery store, (B) which, on the applicable Incremental Purchase Date, satisfies all of the terms and conditions of this Agreement (including, without limitation, Section 3.03(m)), and (C) with respect to which (i) the Collateral Coverage Ratio is less than 1:1, (ii) the Cash Flow Ratio for the related Obligor is less than 1.1:1 and/or (iii) the related Obligor does not have a positive net worth.

     "Expansion Loan Projections" shall have the meaning set forth in Section 3.03(m).

     "Expansion Loan Repurchase Date" shall mean, with respect to any Expansion Loan, the date which is twelve months following the Incremental Purchase Date on which the Seller sold such Expansion Loan to the Buyer.

     "GAAP" has the meaning specified in Section 1.03.

     "GCC" shall mean Grocers Capital Company, a California corporation, and its Successors and assigns.

     "Government Approval" shall mean an approval, permit, license, authorization, certificate or consent of any Governmental Authority.

     "Governmental Authority" shall mean the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

     "Guaranteed Debt" shall mean, as applied to any debt, for any Person (i) a guarantee by such Person (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such debt or (ii) a similar agreement, direct or indirect, contingent or otherwise, providing for the payment or performance (or payment of damages in the event of non-performance) of such Person of any part or all of such debt. The amount of any Guaranteed Debt of such Person shall be deemed to be the maximum amount of the debt guaranteed for which the guarantor could be held liable under such Guaranteed Debt.

     "Guarantor" shall mean GCC and its Successors and assigns.

     "Guarantor Default" shall have the meaning given in Section 5.01 of the Guaranty Agreement.

     "Guaranty" shall have the meaning given in the Guaranty Agreement.

     "Guaranty Agreement" means the Amended and Restated Guaranty Agreement, dated as of the date hereof, by and between Buyer and Guarantor, as the same may be amended and supplemented from time to time.

     "Guaranty Amount" shall have the meaning given in the Guaranty Agreement.

     "Guaranty Fee" shall have the meaning given in Section 2.02 of the Guaranty Agreement.

     "Guaranty Payments" shall mean the amounts paid by Guarantor to the Servicer, for the benefit of the Buyer, pursuant to the Guaranty.

     "Incremental Purchase" shall have the meaning ascribed to such term in
Section 2.03 hereof.

     "Incremental Purchase Date" shall mean the date (which shall be the first Business Day of a month, or such other day as the Buyer shall agree) of each Incremental Purchase.

     "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to any insurance policy covering a Loan or Collateral, including but not limited to, title, hazard, life, health and/or accident insurance policies.

     "Interest Accrual Period" shall mean, with respect to each Payment Date, the period commencing on the first day of the month preceding such Payment Date and ending on the last day of the month preceding such Payment Date.

     "Investment Agreement" shall mean the Third Amended and Restated Investment Agreement dated as of October 2, 2000, by and among GCC and Unified.

     "LIBOR" shall mean, for any LIBOR Period (and each Interest Accrual Period during such LIBOR Period), the quotient of (i) the rate for deposits in U.S. dollars for a period of ninety (90) days which appears on the screen designated as page "LIBOR" on the appropriate display on the Bloomberg Financial Markets System (or such other screen as may replace same on such service) at 11:00 A.M. (London time) on the related LIBOR Determination Date divided by (ii) the number equal to 100% minus the daily average of the stated maximum rate (rounded upward to the nearest 1/100 of 1% (0.01%)), as determined by Buyer in accordance with its usual procedures (which determination shall be conclusive in the absence of manifest error), at which reserves are required to be maintained during such LIBOR Period (including supplemental, marginal, and emergency reserves) under Regulation D of the Board of Governors of the Federal Reserve System by Buyer against "Eurocurrency liabilities" (as such term is defined in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Buyer from time to time under Regulation D. Without limiting the generality of clause (ii) of the preceding sentence, such clause
(ii) shall include any other reserves required by law to be maintained by Buyer against (x) any category of liabilities that includes deposits by reference to which LIBOR is being determined and (y) any category of extension of credit or other assets that includes the Loans. If the rate described in clause (i) of the first sentence of this definition does not appear as contemplated therein, then the rate in such clause (i) for such LIBOR Period will be the rate described in such clause (i) as determined on the immediately preceding LIBOR Determination Date. Each determination of LIBOR by Buyer including, but not limited to, any determination as to the applicability or allocability of reserves to eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.

     "LIBOR Business Day" shall mean any Business Day on which commercial banks are open for dealings in Dollar deposits in London.

     "LIBOR Determination Date" shall mean the second LIBOR Business Day prior to the commencement of each LIBOR Period.

     "LIBOR Period" shall mean (i) for the initial LIBOR Period, the period commencing on the Effectiveness Date and ending on March 31, 2002, and (ii) for each LIBOR Period thereafter, the period commencing on the first day of the applicable calendar quarter (October 1, January 1, April 1 or July 1, as the case may be) and ending on the last day of such calendar quarter (December 31, March 31, June 30 or September 30, as the case may be).

     "Liquidated Loan" shall mean any Defaulted Loan as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan; provided, however, that a Loan which has not been determined to have become a Liquidated Loan within two months after becoming a Defaulted Loan shall be deemed a Liquidated Loan on the two month anniversary date of such Loan becoming a Defaulted Loan. A Loan which is deemed a Liquidated Loan shall be due and payable on the date so deemed.

     "Liquidation Losses" shall mean, with respect to any Liquidated Loan, on any date, the amount by which (A) the sum of (i) the Principal Balance of such Loan, and (ii) accrued and unpaid interest thereon at the Applicable Rate, exceeds (B) the Net Liquidation Proceeds and Insurance Proceeds thereon, if any.

     "Liquidation Proceeds" shall mean cash (other than Insurance Proceeds) and any other amounts received in connection with the liquidation of Defaulted Loans and from Loans with respect to which an Obligor Event has occurred and, in each case, related Collateral, whether through trustee's sale, foreclosure sale or otherwise.

     "Loan" shall mean each loan, including each Non-Conforming Loan and Expansion Loan, in each case whether existing on the date hereof or hereafter arising, originated by Seller in the ordinary course of its business and sold and transferred from time to time to the Buyer pursuant to this Agreement, together with the Property related thereto, the Loans subject to this Agreement being identified on the Loan Schedules.

     "Loan File" or "Loan Files" shall have the meaning set forth in Section 2.02(b).

     "Loan Guarantor" shall mean any Person who (i) guarantees an Obligor's payment and/or other obligations under any Loan, (ii) co-signs, or is a co-maker on, the related Note, or (iii) otherwise supports, either in a primary or secondary position, an Obligor's obligations with respect to a Loan, the related Note or other Related Documents.

     "Loan Interest Rate" shall mean, with respect to any date, the then-applicable annual rate of interest borne by a Loan, pursuant to its terms, which, as of the Effectiveness Date (in the case of the Original Loans) or the applicable Incremental Purchase Date (in the case of all other Loans), is shown on the applicable Loan Schedule.

     "Loan Schedule" shall mean, with respect to the Original Loans, the schedules of Original Loans delivered to Buyer prior to the Effectiveness Date pursuant to the Original Loan Purchase and Servicing Agreement, and, with respect to each of the Loans that is not an Original Loan, the schedule of Loans delivered to the Buyer on or before each Incremental Purchase Date, such schedule identifying each Loan to be purchased pursuant to such Incremental Purchase by the name and address of the Obligor (and, if different from such address, the location of the grocery store to which such Loan relates) and the following information with respect to each such Loan: (i) the Principal Balance as of the close of business on the day preceding the applicable Incremental Purchase Date, (ii) the account number on Seller's records, (iii) the original principal amount of the Loan, (iv) the date the Loan was made and original number of months to maturity and original amortization period, in months, (v) the Loan Interest Rate as of the applicable Incremental Purchase Date and whether such Loan Interest Rate is fixed or variable, (vi) the dates on which Scheduled Payments are due and when the first Scheduled Payment was due, (vii) the schedule of Scheduled Payments applicable to such Loan, (viii) amortization method and period, (ix) the remaining number of months in the amortization period as of the applicable Incremental Purchase Date, (x) if the Loan has a variable Loan Interest Rate, the margin which is added to the Prime Rate to determine the Loan Interest Rate, the maximum and minimum Loan Interest Rates, if applicable, the Loan Interest Rate adjustment frequency and the Loan payment adjustment frequency, (xi) whether such Loan is an Original Loan, (xii) the remaining term to maturity as of the applicable Incremental Purchase Date,
(xiii) for Loans other than Expansion Loans, the Cash Flow Ratio and the Collateral Coverage Ratio as of such Incremental Purchase Date (including the work product by which such ratios were determined and the Loans taken into account in determining the Collateral Coverage Ratio), (xiv) the aggregate Principal Balance of the related Obligor Group Loans (including such Loan) as of the close of business on the Incremental Purchase Date for such Loan, (xv) whether such Loan has Cross Collateral, (xvi) whether such Loan is secured by real estate Collateral and (xvii) whether such Loan is an Expansion Loan and, if so, the related Expansion Loan Repurchase Date.

     "Margin" shall mean (a) for each Loan which is an Original Loan, 150 basis points and (b) for each Loan which is not an Original Loan, 200 basis points.

     "Maximum Purchase Amount" shall mean $70,000,000 in aggregate Principal Balance outstanding at any time less the aggregate Principal Balance of "Assigned Loans" as defined in the Assignment and Assumption Agreement.

     "Minimum Documentation" shall mean, with respect to a Loan secured by any real estate Collateral, (i) a statement or estimation by Seller as to the assessed value of the related mortgaged property, and (ii) copies of any title search or report which may have been prepared by an attorney or title company relating to the mortgaged property.

     "Modification Losses" shall mean, with respect to any Restructured Loan, as to any date, the amount, on such date, by which (A) the present value of all payments which would have been scheduled to be made on such Loan if such Loan had not become a Restructured Loan, exceeds (B) the present value of all payments scheduled to be made on such Restructured Loan.

     "Monthly Interest Amount" shall have the meaning given in Section 5.08.

     "Monthly Report" shall mean the monthly report prepared by the Servicer substantially in the form of Exhibit B hereto.

     "Multiemployer Plan" shall mean, for any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any member of a Controlled Group on behalf of its employees and which is covered by Title V of ERISA.

     "NCB" shall mean National Consumer Cooperative Bank, a financial institution organized under the laws of the United States, and its Successors and assigns.

     "Net Liquidation Proceeds" shall mean Liquidation Proceeds net of the sum of (i) amounts required to be released to the related Obligor pursuant to applicable law, and (ii) unreimbursed reasonable fees and expenses incurred by NCB or the Servicer in servicing the liquidation of a Defaulted Loan or Loan with respect to which an Obligor Event has occurred, as the case may be.

     "Non-Conforming Loan" shall have the meaning given in Section 2.01 hereof.

     "Non-Recourse Debt" shall mean debt or that portion of debt of any Person or a Subsidiary of such Person as to which (a) the holders of such debt agree that they will look solely to the property securing such debt for payment on or in respect of such debt and (b) no default with respect to such debt would permit (after notice or passage of time or both) according to the terms thereof, any holder of any debt for money borrowed by such Person or a Subsidiary of such Person to declare a default on such debt or cause the payment thereof to be accelerated or payable prior to stated maturity.

     "Note" shall mean the promissory note (or notes) in substantially the form(s) included in Exhibit C hereto evidencing the indebtedness of an Obligor under a Loan.

     "Obligor" shall mean the Person or Persons primarily obligated to repay a Loan and the indebtedness evidenced by the related Note including, without limitation, all Persons executing such Note.

     "Obligor Default" shall mean (a) the failure by an Obligor to pay when due (whether a Scheduled Payment, at maturity, upon required prepayment, acceleration, demand or otherwise) the Loan and the indebtedness evidenced by the related Note or any Related Document, or any interest or premium thereon, which failure continues after the applicable grace period, if any, specified in such Note or Related Document relating to such Loan; or (b) the failure by an Obligor to perform any term or covenant on its part to be performed under any Loan, related Note or Related Document which failure continues after the applicable grace period, if any, specified in the Note or Related Document, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of the indebtedness evidenced by such Note or Related Document; or (c) the occurrence of an event or condition whereby the indebtedness related to the Loan of any Obligor shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof.

     "Obligor Event" shall mean, with respect to a Loan, (a) the failure by an Obligor to pay when due (whether a Scheduled Payment, at maturity, upon required prepayment, acceleration, demand or otherwise) the Loan and the indebtedness evidenced by the related Note or any Related Document, or any interest or premium thereon, which failure continues after the applicable grace period, if any, specified in such Note or Related Document relating to such Loan; or (b) any representation or warranty made or given hereunder with respect to such Loan shall have been false or incorrect when made or given; or (c) the making by an Obligor of a prepayment of the Loan (whether such prepayment is optional or required, or pursuant to the acceleration thereof, or otherwise).

     "Obligor Financial Statements" shall mean the balance sheets and related statements of income prepared in good faith by or for the Obligor and in accordance with the requirements, if any, of the Related Documents. For purposes of determining the Cash Flow Ratio and Collateral Coverage Ratio, the financial statements reflecting the most recently-available fiscal year's results will be used, provided that if such financial statements reflect a period ended more than nine months earlier, an interim statement covering at least two quarters' results shall be used.

     "Obligor Group" shall include an Obligor and any of its Affiliates and Subsidiaries.

     "Obligor Group Loans" shall mean all Loans purchased by the Buyer with respect to any member of an Obligor Group.

     "Operating Agreement" shall mean the Third Amended and Restated Operating Agreement dated as of October 2, 2000, by and among GCC and Unified.

     "Original Guaranty Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Original Loan" and "Original Loans" shall have the meanings set forth in the recitals to this Agreement.

              "Original Loan Purchase and Servicing Agreement" shall have the meaning set forth in the recitals to this Agreement.

              "Payaheads" shall mean, with respect to a Due Period, any amounts received on a Loan in excess of the Scheduled Payment due on the Due Date relating to such Due Period which does not constitute either a Principal Prepayment or payment with respect to an overdue amount. Payaheads are payments of principal for purposes of this Agreement.

              "Payment Date" shall mean the 5th Business Day of each calendar month, commencing January 8, 2002.

              "Periodic Payment" shall have the meaning given in Section 5.08.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

              "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

              "Plan" shall mean, for any Person, at any time, an employee pension benefit plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by such Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or
(ii) maintained pursuant to collective bargaining agreement or other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

              "Portfolio Credit Facility" shall mean any loan agreement or other credit facility by and between NCB and GCC.

              "Primary Collateral" shall mean that portion of the Collateral in which Seller had, prior to the sale and assignment hereunder, first priority perfected security interests; provided that real estate Collateral shall not be considered Primary Collateral.

              "Prime Rate" shall mean the "Prime Rate" from time to time announced by Union Bank of California, San Francisco, California; provided, however, that if such rate is not announced, the Prime Rate shall be a substantially comparable index selected by the Seller and approved by the Buyer.

              "Principal Balance" shall mean, with respect to any Loan, at any date, (i) the principal balance of the Loan outstanding as of the Effectiveness Date (in the case of Original Loans) or the Incremental Purchase Date (in the case of all other Loans) on which such Loan, as the case may be, was purchased (without giving effect to any payment due or received on such date), minus (ii) the sum of (a) the principal portion of the Scheduled Payments received during each Due Period ending prior to the most recent Payment Date, which were distributed to the Buyer, and to the Servicer and the Guarantor, as the case may be, pursuant to Section 5.08 on any previous Payment Date, (b) all Principal Prepayments and Payaheads, and (c) all Insurance Proceeds, Net Liquidation Proceeds, Guaranty Payments and Repurchase Proceeds to the extent applied as recoveries of principal in accordance with the provisions hereof, which were distributed to the Buyer, and to the Servicer and the Guarantor, as the case may be, pursuant to Section 5.08 on any previous Payment Date.

              "Principal Prepayment" shall mean any payment or other recovery of principal on a Loan equal to the Principal Balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Loan in full.

              "Property" shall mean the Loans, the related Notes, Related Documents, Collateral pledged to secure the Loans, and, as more fully set forth in Section 2.02(a), all of the other rights, title and interest of the Seller conveyed and sold pursuant to Sections 2.01 and 2.02(a).

              "Purchase Price" shall have the meaning given in Section 3.01.

              "Rating Agency" shall mean Standard & Poor's, Moody's Investors Service, Inc., or any Successor of either, or any other nationally-recognized rating agency.

              "Related Documents" shall mean with respect to each Loan and related Note, the security agreement, assignment and guarantees substantially in the forms included in Exhibit C hereto, and any other loan agreement, mortgage, assignment of lease and other document, instrument or assignment reasonably acceptable to the Buyer, including all amendments or modifications of any of the foregoing (other than the Supply Agreement between such Obligor and Unified) executed by the Obligor or other Person on Obligor's behalf in respect of such Loan and related Note.

              "Repurchase Amount" shall mean the amount set forth as such in
Section 2.02(d).

              "Repurchased Loans" shall mean all Loans purchased by the Seller through a payment of Repurchase Proceeds pursuant to Sections 2.02(d), 4.04(a), 7.01, 7.02 and 9.02.

              "Repurchase Proceeds" shall mean the amounts received from Seller with respect to a Repurchased Loan.

              "Responsible Officer" shall mean, when used with respect to the Buyer, Servicer, Guarantor or Seller, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the secretary or the treasurer.

              "Restructured Loan" shall mean any Defaulted Loan the terms of which are modified in accordance with Section 5.05.

              "Scheduled Payment" shall mean the regularly scheduled payment of principal and/or interest required to be made by an Obligor on a Loan pursuant to the terms of the related Note.

              "Seller" shall mean GCC.

              "Separate Account" shall have the meaning given in Section 5.07 hereof.

              "Servicer" shall mean GCC or its successor (including a Successor Servicer) under Section 5.05 or 5.13.

              "Servicer Default" shall mean any act or occurrence described as a Servicer Default under Section 8.01 hereof.

              "Servicing Account" shall mean the Servicing Account established pursuant to Section 5.07 of this Agreement, which may be a Separate Account as required pursuant to Section 5.07, 5.13 or 8.02.

              "Servicing Fee" shall have the meaning given in Section 5.08(c) hereof.

              "Servicing Officer" shall mean any officer of the Servicer, or any agent of the Servicer involved in, or responsible for, the administration or servicing of the Loans whose names appear on the list of servicing officers furnished to the Buyer by the Servicer in the certificate pursuant to Section 5.01(d), as such list may from time to time be amended.

              "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

              "Successor" shall mean, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

              "Successor Servicer" shall mean any successor Servicer appointed pursuant to Section 5.13 or Section 8.02(a) of this Agreement.

              "Supply Agreement" shall mean, either individually or collectively, all agreements between an Obligor and Unified, with respect to the supply of goods and services by Unified to such Obligor.

              "Termination Date" shall mean the first date on which each Loan shall have been (i) paid in full, or (ii) repurchased by Seller pursuant to
Section 2.02(d), 4.04, 7.01, 7.02 or 9.02 hereof.

              "Termination Event" shall have the meaning given in Section 9.01.

              "Transfer Letter" shall mean the transfer letter relating to the Servicing Account described in Section 3.04(i) hereof.

              "Unfunded Vested Liability" shall mean, with respect to any Person and any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, but only to the extent that such excess represents a potential liability of such Person or any member of the Controlled Group to the PBGC of the Plan under Title IV of ERISA.

              "Unified" shall mean Unified Western Grocers, Inc., a California corporation, and the direct and indirect owner of 100% of the outstanding capital stock of Seller.

              "Unified Patron" shall mean a member-patron of Unified.

              "URI" shall mean United Resources, Inc., an Oregon corporation.

              SECTION 1.02 General Principles Applicable to Definitions. Definitions given in Section 1.01 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to Persons whether masculine, feminine or neuter. References herein to any document including, without limitation, this Agreement, a Loan, a Note and a Related Document shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended.

              SECTION 1.03 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles ("GAAP") consistently applied.

                               [End of Article I]

                                   ARTICLE II

                                 THE COMMITMENT

              SECTION 2.01 Loans Sold and Purchased as of the Effectiveness Date; Origination of Loans. The parties hereto acknowledge that Seller has assigned, sold, transferred and otherwise conveyed each of the Original Loans to Buyer pursuant to the Original Loan Purchase and Servicing Agreement. Upon the Effectiveness Date, each of the Original Loans shall, for all purposes hereof, be deemed to be "Loans" hereunder. In addition, during the term of this Agreement, GCC agrees to originate loans with the view to selling such loans to the Buyer hereunder, provided that nothing herein is intended to prevent Seller from making loans not expected to be sold and/or not sold to Buyer pursuant to this Agreement. In determining whether to approve any potential loan with a view to selling such loan to the Buyer pursuant to this Agreement, the Seller shall apply the eligible loan, credit and underwriting standards set forth in this Agreement, as well as information known to the Seller from, among other things, its current and previous business dealings with a potential Obligor. The Seller shall only originate and sell, and the Buyer shall only be obligated to purchase, Loans and Property related thereto satisfying the eligibility, credit, underwriting and other criteria set forth in this Agreement, to the extent such Loans are offered for sale and purchased hereunder; provided, that the Buyer may, but shall be under no obligation to, purchase Loans not meeting such criteria (each Loan so purchased, a "Non-Conforming Loan") so long as the criteria not met by each Non-Conforming Loan are set forth in a certificate of a Responsible Officer of Seller delivered to Buyer on or prior to the date of Buyer's purchase of each Non-Conforming Loan.

              SECTION 2.02  Agreement to Purchase and Sell Loans.

              (a) On each Incremental Purchase Date, Seller does hereby irrevocably assign, sell, set-over, transfer and otherwise convey to the Buyer, without recourse (but subject to Seller's covenants, representations, warranties and indemnities specifically provided herein), the following (collectively the "Property"): all of Seller's right, title and interest (whether now existing or hereafter acquired) in, to and under (i) each Loan purchased on such date and any and all moneys of whatsoever nature payable pursuant to each such Loan on and after such date, including all payments thereon and in respect of the related Note, all Insurance Proceeds, any Net Liquidation Proceeds, other Collections, and any other amounts payable in connection with the termination of such Loan, in each case, whether or not paid or received (ii) all rights, powers, and remedies of Seller under or in connection with each such Loan, whether arising under the terms of such Loan, by statute, at law or in equity, or otherwise arising out of any default by the Obligor under such Loan, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) all security interests and lien rights of Seller in each item of Collateral pledged to secure any such Loan, all additions, alterations, accessions or modifications thereto or replacement of any part thereof, and all intangibles and other rights associated with the Collateral, (iv) all rights of Seller under each Related Document, in each case as the same may be modified, amended, supplemented or restated from time to time, (v) all documents of title, books and records concerning the foregoing property (including all computer programs, tapes, disks and related items containing any such information), and (vi) all proceeds, products, rents or profits of the foregoing of any nature whatsoever, including all Insurance Proceeds and Net Liquidation Proceeds. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Buyer, of any obligation of Seller or any other Person in connection with any Loan, the related Note, Related Documents or Collateral or under any agreement or instrument relating thereto, including any obligation to any Obligor.

               (b) In connection with each transfer, sale and assignment of Loans hereunder, the Seller hereby agrees to deliver to the Buyer or its agent on or before the applicable Incremental Purchase Date, all loan files, documents and instruments with respect to each Loan transferred and sold on such Incremental Purchase Date, which Loan Files shall include, but not be limited to, the following (collectively, the "Loan Files")

                        (i) the original Note related to such Loan, endorsed by Seller as follows: "Pay to the order of National Consumer Cooperative Bank, without recourse" and signed by a Responsible Officer of Seller, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to Seller, if Seller was not the originator;

                        (ii) the executed original counterparts of the Related Documents, together with executed originals of all modifications or amendments thereof;

                        (iii) an irrevocable power of attorney of Seller to the Buyer to execute, deliver, file, record or otherwise deal with the Collateral for such Loan in accordance with this Agreement. Certain rights under the power of attorney will be delegated by the Buyer to the Servicer to permit the Servicer, on Buyer's behalf, to prepare, execute and file of record UCC financing statements and other notices;

                        (iv) all documents evidencing or related to any insurance policies; and

                        (v) with respect to Loans secured by mortgages on real property, (A) either: (i) the original mortgage, with evidence of recording thereon, (ii) a copy of the mortgage certified as a true copy by a Responsible Officer of Seller where the original has been transmitted for recording until such time as the original is returned by the public recording officer or duly licensed title or escrow officer or (iii) a copy of the mortgage in those instances where the original recorded mortgage has been lost; and (B) either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded,
               (ii) copies of any assignments certified as true copies by a Responsible Officer of Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments in any instances where the original recorded assignments have been lost; and (C) any available Minimum Documentation and any other documentation in Seller's possession in respect of such real property.

               (c) It is the intention of the parties to this Agreement that each conveyance of Seller's right, title and interest in and to the Property pursuant to this Agreement shall constitute a purchase and sale and not a loan. If, notwithstanding the foregoing, the conveyance of the Property to the Buyer hereunder is characterized by any third party as a pledge, the parties intend that Seller shall be deemed hereunder to have granted to the Buyer a first priority perfected security interest in all of Seller's right, title and interest in, to and under the Loans, the Notes, the related Collateral and Related Documents, and all monies due or to become due with respect thereto after the applicable Incremental Purchase Date, and that this Agreement shall constitute a security agreement under applicable law. The Seller shall take all steps necessary and desirable, or as otherwise may be requested by Buyer, to reflect the Buyer's security interest in and to and lien on the Loans and Property.

               (d) If the Buyer determines that any documents or documents constituting a part of a Loan File are missing (other than the Original Note or original security agreement) or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) with respect to any Loan in any respect which materially and adversely affects the interests of the Buyer, then the Buyer shall within 10 Business Days notify Seller, whereupon Seller shall have a period of 30 days within which to correct or cure any such defect. If any such material defect (other than a defect, with respect to a Non-Conforming Loan, which has been disclosed to Buyer in accordance with Section 2.01 hereof) has not been corrected or cured in all material respects, notwithstanding any other provision of this Agreement, Seller shall repurchase the related Loan from the Buyer at a price equal to the sum of
(i) the Principal Balance of such Loan as of the first day of the Due Period during which such repurchase occurs and (ii) an amount equal to interest accrued at the applicable Loan Interest Rate on such Repurchased Loan to, but not including, the day on which such repurchase occurs (the "Repurchase Amount"). The Repurchase Amount shall be paid by Seller to the Buyer in immediately available funds within ten (10) days of the day after which such repurchase obligation arises and, upon receipt by the Buyer of such amount, the Buyer shall release or cause to be released to the Seller the related Loan Files and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment of such Loan, the security interest in the related Property, in each case without recourse, representation or warranty, as Seller shall reasonably request (as shall be prepared by and at the expense of Seller). It is understood and agreed that the obligation of Seller to repurchase any Loan as to which a material defect in a constituent document exists and to make the related payments as described in this Section 2.02(d), together with the indemnification rights contained in Section 10.02 and the right of Buyer to be reimbursed for reasonable fees and expenses incurred in effecting this repurchase, shall, constitute the sole remedies against Seller available to the Buyer with respect to each such defective Loan.

               SECTION 2.03 Incremental Purchase.(a) Each of the parties hereby agrees that, subject to Section 2.01 and to the other terms and conditions hereof, until the Commitment Termination Date, the Seller may from time to time on the first Business Day of any month after the Effectiveness Date, elect to offer to sell to the Buyer and Buyer shall purchase certain identified loans out of GCC's portfolio and the Property related thereto, all on the terms and conditions set forth in this Agreement (each, an "Incremental Purchase"). Notwithstanding the foregoing, the Buyer shall not be obligated to make an Incremental Purchase for a principal amount of less than $2,500,000 (or such other lesser amount as is approved by Buyer) other than the final Incremental Purchase which may be in such lesser amount as remains of the Maximum Purchase Amount. In addition the Buyer shall not be obligated to make an Incremental Purchase (or any portion thereof) to the extent the aggregate Principal Balance of all Loans (after giving effect to the Loans to be purchased on such Incremental Purchase Date) purchased hereunder would exceed the Maximum Purchase Amount.

               (b) Subject to satisfaction of all of the applicable terms and conditions hereof (including, without limitation, Section 3.03(m)), until the Commitment Termination Date, the Buyer shall from time to time make Incremental Purchases of Expansion Loans and the Property related thereto, all on the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, the Buyer shall not be obligated to make an Incremental Purchase of any Expansion Loan for a principal amount of less than $250,000 (or such lesser amount as is approved by the Buyer) other than the final Incremental Purchase of any Expansion Loan which may be in an amount equal to $5,000,000 minus the aggregate Principal Balance of all Expansion Loans. In addition, the Buyer shall not be obligated to make an Incremental Purchase of Expansion Loans to the extent the aggregate Principal Balance of (i) all Expansion Loans (after giving effect to the Expansion Loans to be purchased on such Incremental Purchase Date) would exceed $5,000,000 or (ii) all Loans (after giving effect to all Loans (including Expansion Loans) to be purchased on such Incremental Purchase Date) would exceed the Maximum Purchase Amount.

               (c) The Seller shall provide the Buyer with written notice of its intention to request an Incremental Purchase in the form of Exhibit D hereto no later than five (5) Business Days (or such shorter period as may be acceptable to Buyer) before each Incremental Purchase. Upon satisfaction of all terms and conditions contained herein, including under Section 2.02, Buyer shall pay to the Seller the Purchase Price of each Incremental Purchase on the applicable Incremental Purchase Date.

               SECTION 2.04 Commitment Termination Date. Unless earlier terminated in accordance with Section 10.13, the initial "Commitment Termination Date" is October 31, 2004, and the Commitment Termination Date may be extended by mutual agreement of the parties. The Seller and the Buyer may agree at any time to set an earlier Commitment Termination Date.

                               [End of Article II]

                                  ARTICLE III

                    CLOSING PROCEDURE; CONDITIONS TO PURCHASE

               SECTION 3.01 Payment. Subject to Sections 3.03 and 3.04, the Buyer shall pay in immediately available funds to Seller, on or before 12:00 noon Washington, D.C. time, on each Incremental Purchase Date, the sum of 100% of the Principal Balance of each Loan (calculated as of such date, without giving effect to any payment due or received on such date) sold by the Seller to Buyer on such Incremental Purchase Date (each such sum, collectively, the "Purchase Price").

               SECTION 3.02 Effective Date. Each sale made pursuant to the Original Loan Purchase and Servicing Agreement was effective in accordance with its respective terms, and all right, title and interest in the Original Loans and the related Property passed to Buyer thereunder. Each sale made pursuant to Sections 2.01 and 2.03 shall be effective, and all right, title and interest in the Loans (other than the Original Loans) and the related Property so sold shall pass to the Buyer, at such time as Buyer shall pay the Purchase Price in respect thereof.

               SECTION 3.03 Buyer's Conditions Precedent to Acceptance. The obligation of Buyer to pay the Purchase Price on each Incremental Purchase Date is subject to the fulfillment on or before such Incremental Purchase Date of each of the following conditions (each relating only to the Loans and related Property purchased on such date):

               (a) Buyer shall have received the original Notes and such Notes shall have been duly endorsed by Seller without recourse or warranty except as provided herein, and of the Related Documents;

               (b) Buyer shall have received the original executed counterpart of each Related Document and all other Property with respect to each Loan (or, to the extent more than one original counterpart exists, all original executed counterparts of such agreements and Related Documents that are in the possession of the Seller or any of its Affiliates), and each such Related Document shall be in a form reasonably satisfactory to Buyer;

               (c) With respect to Loans secured by mortgages on real property, Buyer shall have received (A) either: (i) the original mortgage, with evidence of recording thereon, (ii) a copy of the mortgage certified as a true copy by a Responsible Officer of Seller where the original has been transmitted for recording until such time as the original is returned by the public recording officer or duly licensed title or escrow officer or (iii) a copy of the mortgage in those instances where the original recorded mortgage has been lost, as so certified by the Seller; and (B) either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to Seller, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of Seller where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments in any instances where the original recorded assignments have been lost, as so certified by the Seller; and
(C) all available Minimum Documentation and all other documentation with respect to each Loan;

               (d) The Buyer shall have received Uniform Commercial Code financing statements on Form UCC-3 (or such other UCC form as required by applicable law) duly executed by Seller: (i) as "Assignor" evidencing the assignment to the Buyer by Seller of all security interests in personal property arising in favor of Seller under the Related Documents, and on the Collateral relating to the Loans (other than security interests in Cooperative Assets); and
(ii) as "Borrower/Debtor" and executed by all secured parties and assignees (if any) evidencing the release of the lien of the Agent as "Lender/Secured Party" under any loan or credit agreement among GCC, as borrower, lenders party thereto, and NCB as agent and/or lender; and (iii) as "Borrower/Debtor" and executed by all secured parties and assignees (if any) evidencing the release and discharge of each and every lien, charge, mortgage, encumbrance and right of any other Person or with respect to the Collateral; in each case, in form and content sufficient for filing with the applicable location for central filing in each state where a related form UCC-1 (or such other UCC form as required by applicable law) is filed and in each state in which any secured party or other Person having any such lien, charge, mortgage or right is located;

               (e) The Buyer shall have received evidence satisfactory to Buyer in its sole discretion that the security interests arising in its favor under this Agreement in the Loans, related Notes, related Collateral (other than Collateral which is not governed by the Uniform Commercial Code unless Buyer, in its sole discretion, requires otherwise), the Related Documents and the proceeds thereof has been duly perfected by the filing of all such Uniform Commercial Code financing statements and the taking of all such other or additional acts as may be necessary to create a valid and perfected lien of first priority enforceable against all third parties (other than (i) prior lien holders in the case of Collateral which is not Primary Collateral (but only to the extent such lien holders' liens arise with respect to obligations of an Obligor) and (ii) in Collateral which is not governed by the Uniform Commercial Code) in all jurisdictions to secure all of Seller's obligations to Buyer;

               (f) No Termination Event, and no event which with the giving of notice or passage of time or both would constitute a Termination Event shall have occurred and be continuing, and a Responsible Officer of Seller shall have so certified to Buyer in writing;

               (g) Each applicable representation and warranty of the Seller set forth in Section 4.01 or 4.02 shall be true and correct in all material respects, and a duly Responsible Officer of Seller shall have so certified to Buyer in writing in substantially the form of Exhibit E hereto;

               (h) Each representation and warranty of Guarantor set forth in
Article 3.01 of the Guaranty Agreement hereof shall be true and correct in all material respects, and a duly Responsible Officer of Guarantor shall have so certified to Buyer in writing in substantially the form of Exhibit F hereto;

              (i)  Each representation and warranty of Servicer set forth in
Section 5.12 shall be true and correct in all material respects, and a duly Responsible Officer of Servicer shall have so certified to Buyer in writing in substantially the form of Exhibit G hereto;

              (j) Buyer shall have received the Loan Schedule relating to the Loans purchased on the applicable Incremental Purchase Date required by this Agreement;

              (k) Buyer shall have received personal credit reports relating to each Obligor for each Loan purchased on the applicable Incremental Purchase Date;

              (l) With respect to any Loan other than an Expansion Loan, Buyer shall have received on such Incremental Purchase Date from Seller financial and other documentation (including, if permitted by the Buyer, projections) supporting the Seller's calculation of Cash Flow Ratio and Collateral Coverage Ratio;

              (m) With respect to any Expansion Loan, Buyer shall have received on such Incremental Purchase Date projections, in form and substance reasonably satisfactory to Buyer, prepared by the applicable Seller (together with such back up and other work product as the Buyer may reasonably request) demonstrating that, on the Expansion Loan Repurchase Date, the Cash Flow Ratio for the related Obligor will be at least 1.1:1, the Collateral Coverage Ratio for such Expansion Loan will be at least 1:1 and the related Obligor will have a positive net worth (with respect to each Expansion Loan, the "Expansion Loan Projections"); and

              (n) No "Event of Default" under (and as defined in) the Credit Agreement shall have occurred and be continuing.

              SECTION 3.04 Additional Delivery Requirements for Effectiveness Date. The obligation of the Buyer to perform any of its obligations under this Agreement shall be subject to satisfaction of each of the following delivery requirements on or before the Effectiveness Date (or on or before the other date specified below) to the reasonable satisfaction of Buyer:

              (a) Buyer shall have received the following agreements, each duly executed by the parties (other than Buyer) thereto:

                        (i)    the Guaranty Agreement;

                        (ii)   this Agreement;

                        (iii)  Assignment and Assumption Agreement; and

                        (iv) such other agreements and instruments as the Buyer shall reasonably require.

              (b) The Buyer shall have received a Uniform Commercial Code financing statement on Form UCC-l naming Buyer as "Secured Party" and executed by Seller as "Debtor" covering the Loans(including the Original Loans) sold and to be sold hereunder, "Debtor" covering the Loans (including the Original Loans) sold and to be sold hereunder, related Notes, related Collateral, the Related Documents and the proceeds thereof, in form and content sufficient for filing in the appropriate offices in the States of California and other appropriate jurisdictions;

              (c) Buyer shall have received an opinion of counsel for GCC dated such date and in a form reasonably acceptable to Buyer, including an opinion to the effect that this Agreement and the Guaranty Agreement are legal, valid and binding obligations of GCC, enforceable against GCC under the laws of the State of California (provided that such opinion need not express an opinion as to the characterization of the transactions contemplated hereby);

              (d) Buyer shall have received in form and substance reasonably satisfactory to it a certified copy of a resolution adopted by the Board of Directors of GCC, authorizing the execution, delivery and performance of this Agreement and the Guaranty Agreement and the endorsement and sale of the Notes hereunder, together with evidence of the authority and specimen signatures of the persons who have signed this Agreement and the Guaranty Agreement and endorse the Notes on behalf of GCC and such other evidence of corporate authority as Buyer may reasonably require;

              (e) Buyer shall have received an officers' certificate from GCC in a form reasonably acceptable to Buyer.

              (f) Buyer shall have received certified copies of request for information or copies (Form UCC-11 or such other UCC form as required by applicable law) (or a similar search report certified by parties acceptable to the Buyer) dated a date reasonably near the date hereof listing all effective financing statements which name GCC (under its present name or any previous or "doing business" name) as transferor or debtor and which are filed in jurisdictions in which the filings were made pursuant to item (b) above together with copies of such financing statements.

              (g) Buyer shall have received evidence of the establishment of the Servicing Account and the creation of a first priority perfected security interest therein in favor of Buyer;

              (h) Buyer shall have received a duly certified copy of the executed Operating Agreement (including a duly executed amendment to Section 8 thereof increasing to $15,000,000 the minimum tangible net worth of GCC required to be maintained by Unified) and the Investment Agreement

              (i) A signed and undated transfer letter relating to the Servicing Account, directing the bank which holds the Servicing Account to transfer all rights in such Account to the Buyer upon receipt of notice of the occurrence of a Servicer Default (the "Transfer Letter"); and

              (j) Seller shall have satisfied the conditions set forth in Sections 3.03(a) through (f) and (j).

                              [End of Article III]

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

              SECTION 4.01 Seller's Corporate Representations and Warranties. Seller represents and warrants to Buyer as of the Effectiveness Date, as of each Incremental Purchase Date and as of the date of execution of this Agreement as follows:

              (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, is doing business only under the name "Grocers Capital Company", and is qualified to do business in each other jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, to execute, deliver and perform this Agreement and to sell the Loans and related Property.

              (b) The execution, delivery and performance by the Seller of this Agreement and any assignment, any endorsement of the Notes and the sale of any Loans, related Notes and Related Documents and the security interest in the related Collateral hereunder have been duly authorized by all necessary corporate action of Seller, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Debt of Seller, except such as have been obtained (certified copies thereof having been delivered to Buyer), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Seller is a party or by which Seller or any of the Loans, related Notes or Related Documents may be bound or affected.

              (c) No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Seller of this Agreement or any assignment or the endorsement of the Notes or in connection with the sale of the Loans and related Property contemplated hereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Buyer).

              (d) This Agreement has been duly executed and delivered by Seller and constitutes, and any assignment and any endorsement of a Note when duly executed and delivered will constitute, the legal, valid and binding obligation of the Seller enforceable against Seller in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law)

              (e) There are no actions, proceedings, investigations, or claims against or affecting Seller now pending before any court, arbitrator or other Governmental Authority (nor to the knowledge of Seller has any thereof been threatened nor does any basis exist therefor) which if determined adversely to the Seller would be likely to have a material adverse effect on the financial condition or operations of Seller or on Seller's ability to perform its obligations under this Agreement.

              (f) The consolidated balance sheet of each of Unified and its Subsidiaries and of the Seller and its Subsidiaries at June 30, 2001, and the related statements of income and retained earnings of each of Unified and its Subsidiaries and of Seller and its Subsidiaries for their respective fiscal periods then ended, copies of which have been furnished to Buyer, fairly present the financial condition of each of Unified and its Subsidiaries and of Seller and its Subsidiaries as at such date and the results of operations of each of Unified and its Subsidiaries and of Seller and its Subsidiaries for their respective fiscal periods then ended, all in accordance with GAAP consistently applied. Since that date, there has been no material adverse change in the financial condition or operations of either of Unified or its Subsidiaries or of Seller or any of its Subsidiaries.

              (g) Seller has good and marketable title to each of the properties and assets reflected in its balance sheet referred to in Section 4.01(f) except such as have been since sold or otherwise disposed of in the ordinary course of business.

              (h) Neither Seller nor any of its Subsidiaries is in material breach of or default under any agreement or agreements to which it is a party or which are binding on it or any of its assets and which provide for the payment of monies, the delivery of goods or the provision of services in amounts or with values in the aggregate in excess of Five Hundred Thousand Dollars ($500,000).

              (i) The present value of all benefits vested under all Plans did not, as of the most recent valuation date of such Plans, exceed the value of the assets of the Plans allocable to such vested benefits by an amount which would represent a potential material liability of Seller and its Subsidiaries or affect materially the ability of the Seller to perform this Agreement; no Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to any material tax or penalty on prohibited transactions imposed by Section 502 or Section 2003(a) of ERISA; no Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as that term is defined in Section 4043 of ERISA) since the effective date of ERISA; no Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA; and the required allocations and contributions to Plans will not violate Section 415 of the Code.

              (j) Uniform Commercial Code financing statements have been duly filed in all places where filing is necessary and all other or additional acts have been taken as are necessary to perfect the Buyer's interests arising hereunder and under the assignments in and to the Loans and related Property and the lien created hereby constitutes a valid and perfected lien of first priority in and to all of the Loans and related Property (other than in Collateral which is not Primary Collateral or is not governed by the Uniform Commercial Code, in which case the Buyer has only such interest as the Seller had and disclosed to the Buyer on the applicable Incremental Purchase Date and other than Seller's security interest in Cooperative Assets) and is enforceable against all third parties (other than third parties whose interests in Collateral which is not Primary Collateral are prior to Seller's interests therein on the applicable Incremental Purchase Date) in all jurisdictions as security for all obligations of the Seller to the Buyer under this Agreement.

              (k) Seller's chief executive offices and the offices where such Seller keeps records concerning the Loans and related Property are located at 5200 Sheila Street, Commerce, California 90040 or such other location to which such offices are moved pursuant to Section 6.01(m) hereof.

              (l)  This Agreement, the financial statements referred to in
Section 4.01(f) and all other instruments, documents, certificates and statements furnished to the Buyer by the Seller, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

              (m) The Operating Agreement and the Investment Agreement are in full force and effect.

              (n) No "Event of Default" under (and as defined in) the Credit Agreement shall have occurred and be continuing.

              SECTION 4.02 Seller's Incremental Purchase Date Representations and Warranties with respect to Loans. Seller represents and warrants to Buyer as of each Incremental Purchase Date with respect to Loans transferred and sold on such Incremental Purchase Date as follows:

              (a) The information with respect to each Loan set forth in the applicable Loan Schedule, together with any documentation supporting such information, is true and correct in all material respects;

              (b) With respect to each Loan, there exists only one original Note. Such original Note and all of the other original or certified documentation set forth in Sections 2.02 and 3.03 (including the Loan Files and all material documents related thereto) have been, or shall have been on the applicable Incremental Purchase Date, delivered to the Buyer;

              (c) Each Loan was originated in the United States and Scheduled Payments on such Loan are payable in U.S. Dollars by an Obligor domiciled in the United States;

              (d) Each Note has a Loan Interest Rate that is (i) a variable rate based on the Prime Rate adjusted at least annually after a change in the Prime Rate, with a minimum Loan Interest Rate equal to the Prime Rate minus 100 basis points or (ii) a fixed rate that, as of the date on which such Loan was originated, was not less than the Prime Rate minus 100 basis points.

              (e) Immediately prior to and as of each sale, transfer and assignment to the Buyer herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, each Loan conveyed by Seller, subject to no liens, charges, mortgages, encumbrances or rights of others or other liens (including any lien released simultaneously with such transfer and assignment, in favor of the Agent) of any kind whatsoever and immediately upon the transfer and assignment herein contemplated, the Buyer will hold good and indefeasible title, to, and be the sole owner of, each Loan subject to no liens, charges, mortgages, encumbrances or rights of others of any kind whatsoever;

              (f) No Loan is delinquent (after giving effect to any applicable grace period) in payment, and no Loan shall have been delinquent during the six-month period immediately preceding such Incremental Purchase Date (after giving effect to any applicable grace period) for a period in excess of 45 days or shall have ever demonstrated a pattern of repeated delinquencies;

              (g) There is no other default, breach, violation or event of acceleration existing under the Loan, related Note or Related Document and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any such default, breach, violation or event of acceleration that would otherwise exist;

              (h) No Loan is subordinate by its terms to any Debt of the related Obligor; and no Loan is subordinate to any Debt of the related Obligor except as to such Debt that is secured by collateral with a value equal to or greater than the amount of such Debt, which collateral is entirely separate and distinct from the Collateral securing such Loan; and each Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the related Note, Related Document or any related Collateral, or the exercise of any right thereunder, render either the related Note, Related Document or any related Collateral unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

              (i) Each Loan (other than an Expansion Loan) at the time it was made complied and, as of the applicable Incremental Purchase Date, complied in all material respects with the Seller's Credit and Collection Policy, and each Loan complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

              (j) The Obligor with respect to each Loan (i) is not an Affiliate of the Seller, (ii) is a Unified Patron in good standing and (iii) to the best of Seller's knowledge, shall have provided to Seller complete and accurate information, including a personal credit report, relating to Obligor's financial condition, and (iv) shall have suffered no material adverse changes in its financial condition or otherwise since the date the Loan was originated;

              (k) Each Loan had an original term to maturity of no greater than seven (7) years;

              (l) The Note related to each Loan provides that the principal be amortized no less frequently than quarterly over the term of such Note with an amortization period of no greater than 10 years. The Note related to each Loan may require the payment of interest only for a period of up to 12 months from the date of origination of the related Loan and may provide for a balloon payment of up to three years of principal on the maturity date of the related Loan;

              (m) Each Loan, related Note, related Collateral and Related Documents pursuant to which Collateral is pledged to Seller is the legal, valid and binding obligation of the Obligor thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Loan had full legal capacity to execute all Related Documents and convey the property therein purported to be conveyed;

              (n) The terms of the Loan, related Note and each Related Document pursuant to which Collateral was pledged have not been impaired, altered or modified, except by written instrument which has been recorded, if necessary, to protect the interest of the Buyer and which has been delivered to the Buyer;

              (o) The proceeds of each Loan were fully disbursed before the applicable Incremental Purchase Date, and there is no obligation on the part of the Seller to make future advances thereunder. Any and all requirements as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Loans were paid;

              (p) The Obligor with respect to each Loan (other than an Expansion Loan) has provided information to Seller (which has been delivered to Buyer on or before such Incremental Purchase Date) evidencing that such Obligor has a positive net worth or, in the case of an Expansion Loan, the Seller has prepared and delivered to the Buyer the related Expansion Loan Projections evidencing that the Obligor with respect to such Expansion Loan will have a positive net worth on the related Expansion Loan Repurchase Date. To the best of Seller's knowledge, each Obligor is not the subject of any bankruptcy proceeding, and has no present intention to seek relief under the federal bankruptcy laws;

              (q) The Obligor and/or the Loan Guarantor with respect to each Loan and related Property is personally liable for the payment and performance of its obligations under such Loan, and such personal liability has been either
(i) in the case of a married Obligor or Loan Guarantor who is a married individual, acknowledged or guaranteed by the spouse of such Obligor or Loan Guarantor or (ii) in the case of a corporate Obligor or Loan Guarantor, approved by a majority of the stockholders of such corporate Obligor or Loan Guarantor. Pursuant to the terms of each Loan, each of the Obligor and the Loan Guarantor thereunder is absolutely required to make all payments and perform all obligations due pursuant to such Loan without abatement, deferment or defense of any kind or for any reason (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors rights and by general principles of equity);

              (r) The Collateral covered by or securing the obligations under each Loan is insured by an insurance company rated at least "B-" by Best & Co. against loss by fire and such other hazards as are customary for personal property of the same or similar type, such insurance being in an amount not less than the Principal Balance of such Loan as of the applicable Incremental Purchase Date subject to customary deductibles and the Seller and/or the Buyer is designated as loss payee under such policies;

              (s) Each Loan requires each of the Obligor and Loan Guarantor thereunder at its own costs and expense to maintain the Collateral pledged to secure the related Loan in good repair, condition and working order, and to the knowledge of the Seller, each Obligor and Loan Guarantor under a Loan is currently in compliance with this requirement;

              (t) Each Loan (other than an Expansion Loan) has a Collateral Coverage Ratio of at least 1:1 and the related Obligor has a Cash Flow Ratio of at least 1.1:1 or, in the case of an Expansion Loan, the related Expansion Loan Projections evidence that such Expansion Loan will have a Collateral Coverage Ratio of at least 1:1 on the Expansion Loan Repurchase Date and the related Obligor will have a Cash Flow Ratio of at least 1.1:1 on the Expansion Loan Repurchase Date;

              (u) All Collateral securing any Loan is located in the United States. Collateral shall be valued in accordance with the provisions set forth in the definition of "Collateral Coverage Ratio";

              (v) Seller has, or on the applicable Incremental Purchase Date will have, (i) a first priority perfected security interest in each item of Primary Collateral, free from any lien, security interest, encumbrance or other right, title or interest of any Person, and (ii) a perfected security interest in each other item of Collateral, subject to the prior liens, security interests and encumbrances existing on, and identified to and approved by the Buyer on the applicable Incremental Purchase Date. Seller shall, on the applicable Incremental Purchase Date, transfer its security interest in the Primary Collateral and such other Collateral as is governed by the Uniform Commercial Code or as is required by Buyer, subject however to the rights of the holder of title in and to such Collateral and of the Obligors in such Collateral pledged under the Related Documents (and, in the case of Collateral which is not Primary Collateral, holders of prior liens), and Seller, as agent for the Buyer, shall defend the Buyer's security interest in and to Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Obligors or the Buyer;

              (w) The Notes and Related Documents delivered to Buyer on the applicable Incremental Purchase Date are true, correct, and complete original counterparts of all instruments and documents evidencing or in any way relating to the Loan and related indebtedness referred to therein; except as approved by the Buyer, such Notes and Related Documents are in substantially the form of the documents attached hereto as Exhibit C; except as included with the instruments and documents so delivered, such Notes and such Related Documents have not been amended; and each such Note and Related Document to which Obligor or Loan Guarantor is a party bears the original signature of such Obligor and Loan Guarantor;

              (x) Uniform Commercial Code financing statements have been duly filed in all places where filing is necessary, and all other or additional acts have been taken as are necessary to perfect Seller's security interests arising pursuant to the Related Documents in the Primary Collateral and such other Collateral as is governed by the Uniform Commercial Code;

              (y) Seller has heretofore caused all copies of the Loans, related Notes and Related Documents in its possession to be separately identified and distinguished from Seller's other loans, and on the applicable Incremental Purchase Date, the Seller will cause each copy of each Note, related Collateral and Related Document in its possession to be identified with an appropriate legend clearly disclosing the fact that such Loan, the related Notes, Related Documents and the Seller's security interest in the related Collateral have been sold and assigned to the Buyer and the Buyer is the owner thereof, and any original copies of any Note, related Collateral or Related Document coming into the possession of the Seller will be delivered to the Buyer;

              (z) (i) The Obligor shall not have been delinquent on its payment obligation on an open account for a period in excess of 45 days, and (ii) neither the Obligor nor any member of its Obligor Group shall have defaulted on any recourse obligation to Seller, any Subsidiary of Seller or Unified;

              (aa) With respect to each Loan, either (i) the related Obligor has owned grocery stores which have operated as such for at least 1 year or (ii) the grocery store to which such Loan relates has operated as such for at least 1 year;

              (bb) The proceeds of the Loan are not being used to satisfy the related Obligor's personal needs and the purpose for which the Loan was made was to finance or refinance capital or leasehold improvements, equipment, inventory and other term working capital, and acquisitions, expansions or renovations for a new or existing store, including the cost of land, construction and real estate;

              (cc) With respect to each Loan which is secured by a mortgage on the lease on the related grocery store, such lease (with any options) must be at least coterminous with such Loan;

              (dd) Either (i) the Obligor and Loan Guarantor has, under the terms of each Loan, consented to a sale and assignment of the Loan, the related Note and Related Documents and the sale or grant of a security interest in and to the Loan and the Collateral relating thereto, including any subsequent resale and reassignment, or (ii) none of the Loan, the related Note or any Related Documents requires the consent of approval of notice to the Obligor or Loan Guarantor with respect to the assignment and transfer by Seller of Seller's right, title and interest in and to the Loan, the related Note, any Related Document and Collateral; and

              (ee) With respect to an Expansion Loan, the Expansion Loan Projections for such Expansion Loan delivered pursuant to Section 3.03(m) have been prepared by Seller on a basis consistent with the preparation of its historical financial statements (except as described in such projections) and are based on good faith estimates and assumptions of management of Seller, and Seller has no reason to believe that such estimates and assumptions are not reasonable.

              (ff) Seller has used best efforts to obtain, with respect to each Loan secured by Collateral that includes inventory or equipment located at a store location leased or subleased by the Obligor, a collateral assignment of the lease or sublease with all necessary consents of lessors or sublessors, as applicable.

              SECTION 4.03 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

              (a) Buyer is a financial institution duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to purchase the Loans and related Property.

              (b) Execution, delivery and performance by Buyer of this Agreement and the purchase of the Loans and related Property hereunder have been duly authorized by all necessary corporate action of Buyer, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Debt of Buyer, do not contravene the Bank Act or any other law, regulation, rule or order binding on it or its Charter or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Buyer is a party or by which Buyer or any of its properties may be bound or affected.

              (c) No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Buyer of this Agreement or in connection with any of the transactions contemplated hereby.

              (d) This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

              SECTION 4.04 Repurchase Upon Breach of Certain Representations and Warranties. (a) The applicable representations and warranties and agreements of the Seller set forth in Sections 4.01 and 4.02 (as excepted from with respect to any Non-Conforming Loan as set forth in Section 2.01) with respect to the Seller and each Loan and related Property shall continue so long as such Loan remains outstanding. Upon discovery by Seller, Servicer or Buyer that any of such representations or warranties was incorrect as of the time made, the party making such discovery shall give prompt notice to the other parties. In the event any defect, misrepresentation or omission materially and adversely affects the interest of the Buyer, the Seller shall eliminate or cure the circumstance or condition causing the defect within 30 days of the discovery thereof (except with respect to breaches of any of the representations or warranties in Sections 4.02(a), (b), (c), (1), (n), (s), (u),
(v), (w) and (x), as to which the cure period shall be 10 days, and with respect to breaches of any representations or warranties in Sections 4.02(e) and (v) with respect to the Original Loans, as to which there shall be no cure period).

          (b) The Seller shall repurchase an affected Loan or group of Loans and the related Property if the Seller cannot or does not effect a cure of any defect, misrepresentation or omission in any representation or warranty in Sections 4.01 and 4.02 within the time period specified therefor in Section 4.04(a).

          (c) Any such repurchase of a Loan and the related Property by Seller pursuant to Section 4.04(b) shall be accomplished in the manner set forth in
Section 2.02(d) and at a price equal to the Repurchase Amount.

          SECTION 4.05 Survival of Representations. Each of the representations and warranties of GCC, in whatever capacity made or given, made or given in or under this Agreement shall survive the execution and delivery hereof and of the document, instrument or agreement executed and/or delivered hereunder in which so made or given.

                               [End of Article IV]

                                   ARTICLE V

                            SERVICING AND COLLECTION

          Subject to the provisions of Section 8.03, at all times prior to the later of (a) the Termination Date or (b) the date on which all obligations of the Seller under this Agreement have been performed in full, the following terms and provisions of this Article V shall apply.

          SECTION 5.01 Servicing; Delegation of Authority to Buyer and Servicer.
(a) The Buyer appoints the Servicer to act as the Buyer's exclusive agent for performing all of the servicing and administrative functions with respect to the Loans, the related Notes, the Related Documents and the related Collateral not specifically reserved to the Buyer pursuant to subsection (b) of this Section
5.01. The Servicer hereby accepts such appointment and agrees to perform such Loan servicing and administrative duties as are specifically enumerated herein as well as those not reserved to the Buyer pursuant to subsection (b).

          (b) The Buyer reserves the right to perform, and the Servicer shall have no obligation to perform, the following servicing and administrative functions with respect to the Loans and this Agreement: (i) determining the amount to be claimed on the Guaranty from time to time and the Guaranty Amount from time to time; and (ii) calculating monthly, in connection with each Payment Date, the Applicable Rate.

          (c) The Servicer shall use the same diligence and practices in servicing the Loans, the related Collateral and the Related Documents as it uses in servicing and collecting indebtedness evidenced by notes and related documents held for its own account and, in any event, shall endeavor to collect or cause to be collected from each Obligor the amounts as and when due and owing under such Obligor's Note and Related Documents. In performing its duties hereunder, and subject to the specific limitations set forth herein, Servicer shall act in accordance with its Credit and Collection Policy and shall take such actions with respect to the Loans, Notes and Related Documents as, in its reasonable business judgment, it may deem advisable to maintain or enhance receipt of timely Collections thereunder. Promptly upon the request of Servicer, Buyer agrees to execute and deliver such documents and take such further acts (at Servicer's expense) as Servicer may reasonably request to confirm and evidence the agency granted to Servicer pursuant to this Section 5.01.

          (d) Promptly after the execution and delivery of this Agreement, the Servicer shall deliver to the Buyer a list certified by its secretary or one of its assistant secretaries of the Servicing Officers and employees of the Servicer involved in or responsible for, the administration and servicing of the Loans, which list shall from time to time be updated by the Servicer and which may be relied upon until so updated; provided that if the Servicer has previously provided such a list to the Buyer and such list does not require updating, the Servicer shall confirm the accuracy of the previously-delivered list.

          SECTION 5.02 Maintenance of System; Collection and Maintenance of Information. (a) Servicer shall arrange and maintain with respect to the Loans, related Notes and Related Documents, data processing, accounting and related services adequate for the effective and timely performance of its servicing obligations hereunder in accordance with good business practices and in compliance with all applicable federal, state and local laws and regulations.

          (b) Servicer shall collect the following information with respect to each Obligor Group obligated on one or more Loans which, either individually or in the aggregate, have a Principal Balance greater than:

          (i) $250,000.00, within 120 days of the end of each fiscal year of such Obligor Group, the Obligor Financial Statements, together with, upon the Buyer's request therefor, a certificate of an authorized officer of such Obligor Group, to the effect that the accompanying financial statements are true and correct in all material respects;

          (ii) $500,000.00 but less than $1,000,000, in addition to the annual financial statements set forth in clause (i) above, within 50 days of the end of the second fiscal quarter of such Obligor Group, interim Obligor Financial Statements for such Obligor Group's first and second fiscal quarters, together with, upon the Buyer's request therefor, a certificate of an authorized officer of such Obligor Group, to the effect that the accompanying interim financial statements are true and correct in all material respects; and

          (iii) $1,000,000.00, in addition to the annual financial statements set forth in clause (i) above, within 50 days of the end of each fiscal quarter of such Obligor Group, interim Obligor Financial Statements, together with, upon the Buyer's request therefor, a certificate of an authorized officer of such Obligor Group, to the effect that the accompanying interim financial statements are true and correct in all material respects.

In addition, Servicer shall collect evidence of adequate insurance with respect to the Collateral securing the Loans. Servicer shall maintain the foregoing information and shall make the same available to the Buyer or its nominees or agents upon reasonable request.

          SECTION 5.03 Maintenance of Lien Priority. So long as Servicer is required to act as Buyer's exclusive agent for performing certain servicing obligations with respect to the Loans, Servicer agrees to take all actions, including lien searches and continuation statement filings, necessary or desirable to ensure that the liens arising pursuant to the Related Documents and securing repayment of any Obligor's indebtedness evidenced by a related Note will be maintained as continuously perfected first priority (except in the case of Collateral which is not Primary Collateral, in which event the Servicer shall take all actions to maintain the priority sold and assigned hereunder) security interests (except as otherwise approved by Buyer) in all applicable jurisdictions.

          SECTION 5.04 Obligor Inquiries; Credit and Collection Policies. (a) Servicer agrees to accept primary responsibility for telephonic and face-to-face communications with Obligors concerning the Loans, related Notes and related Collateral. In the event Obligor inquiries require consideration by the Buyer, the Servicer agrees to coordinate with the Buyer and the Obligors so as to provide prompt and appropriate responses to Obligors' inquiries or concerns.

          (b) Servicer agrees to follow, maintain and apply the credit, extension and collection policies identified in the Credit and Collection Policy in all material respects unless any order of any court, arbitrator or other Governmental Authority or any determination of or change in any applicable federal, state or local law or regulation should require otherwise or unless Buyer shall otherwise consent in writing, which consent will not be unreasonably withheld. Notwithstanding any other provision herein to the contrary, Servicer is not authorized to and agrees that it shall not, without the Buyer's prior written consent (which consent shall not be unreasonably withheld), (i) amend, extend, release, modify, or waive the terms or conditions of any Loan, related Note or of any Related Document; (ii) release any Collateral pledged in support of any Obligor's obligations under a Note or Related Document (other than Cooperative Assets); or
(iii) grant or permit to be granted any rebate, refund, credit or other adjustment in respect of an Obligor's obligation under any Note or any Related Document.

          SECTION 5.05 Obligor Defaults. Servicer agrees to promptly give any notice to an Obligor required to commence the running of any applicable cure period following a default in the performance by Obligor of its obligations under the Loan, the related Note and Related Documents. If an Obligor Default shall occur and be continuing or if a Loan shall otherwise become a Defaulted Loan, Servicer shall promptly undertake the collection of such Obligor's indebtedness in accordance with the Credit and Collection Policy and shall develop, if necessary, after consultation with the Buyer, a strategy for liquidating the Collateral with respect to such Loan; provided, however, that the Servicer may modify the terms of a Defaulted Loan with the prior written consent of the Buyer, which consent shall not be unreasonably withheld. Servicer shall commence liquidation of the Collateral pledged to secure such Obligor's obligations under its Defaulted Loan within 90 days after the occurrence of such Obligor's default or upon a Loan becoming a Defaulted Loan, unless (a) Servicer, with the consent of Buyer, has determined to modify the terms of a Defaulted Loan or (b) Buyer directs the Servicer to do otherwise or (c) Servicer receives notice from the Seller of its repurchase of such Loan pursuant to Section 7.01 of this Agreement. Buyer shall promptly notify Servicer of any payment default by an Obligor under a Note of which it obtains knowledge and Servicer shall promptly notify Buyer, Seller and Guarantor of the occurrence of any payment or other Obligor Default or of a Loan becoming a Defaulted Loan. In its efforts to collect the indebtedness evidenced by any Note, Servicer shall in all events proceed in good faith and in a commercially reasonable manner, and, when seeking to realize on Collateral pledged by any Obligor, shall proceed in such a fashion as to preserve to Buyer its rights to seek collection of a deficiency against such Obligor if the sale of the Collateral is insufficient to pay such Obligor's obligations in full, unless (i) Buyer has consented to proceeding in a manner that does not result in preserving the right to collect a deficiency or (ii) such right is of minor practical value.

          Notwithstanding any other provision in this Agreement to the contrary, Buyer shall have the right, at its sole discretion, to assume the servicing obligations of the Servicer hereunder in connection with the liquidation of a Defaulted Loan and related Property and Servicer shall cooperate with Buyer in effecting such transfer of obligations and liquidation of Collateral. If Buyer assumes the servicing obligations with respect to the liquidation of a Defaulted Loan, Buyer shall proceed as a prudent and experienced servicer would under the circumstances and shall be entitled to reimbursement for its reasonable fees and expenses in performing such obligations in accordance with Section 5.08 hereof, and Servicer shall have no further responsibilities hereunder with respect to the servicing of such Loan.

          SECTION 5.06 Servicer Reports; Annual Audit. (a) On the second Business Day preceding each Payment Date, Servicer shall deliver to Buyer a Monthly Report relating to the Loans and the preceding Due Period. The Servicer shall include in the Monthly Report (i) a statement as to any event occurring during the preceding Due Period of which Servicer has actual knowledge which materially impairs or might reasonably be expected materially to impair any Obligor's ability to repay the Debt relating to any Loan and evidenced by a Note or to perform its obligations under any Related Document or which has or might reasonably be expected to substantially reduce the value of the Collateral or to impair the Buyer's lien thereon. Together with the Monthly Report delivered in each of April, July, October and January, each Servicer shall deliver to Buyer a certification to the effect that a review of the activities of such Servicer during the immediately preceding calendar quarter and of its performance under this Agreement during such period has been made under the supervision of the officers executing such certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement, and either (A) stating that based on such review no Servicer Default under this Agreement has occurred, or (B) if a Servicer Default has occurred, specifying such Servicer Default and the nature and status thereof. In addition to the foregoing, from time to time upon request of Buyer, the Servicer will deliver to Buyer such other statements, lists, reports and other information as the Buyer may reasonably request, and, to the extent any such information must be obtained by Servicer from a third party, as the Servicer may reasonably be expected to obtain.

          (b) The Servicer shall promptly notify the Buyer if any of the following events occurs: (i) a Defaulted Loan becomes or is deemed to be a Liquidated Loan and the amount of Liquidation Loss thereon, (ii) the Seller fails to pay any Repurchase Amount when due, (iii) the Guarantor fails to pay on the Guaranty when due.

          (c) Buyer shall have the right during Servicer's regular business hours and upon reasonable prior notice to Servicer to conduct an audit (not more frequently than once in any twelve-month period unless a Servicer Default then exists) of the Loans, Related Documents and all other documents and files relating thereto. Servicer agrees to reimburse Buyer for the cost of such audit up to $5,000 per audit plus all reasonable out-of-pocket expenses actually incurred by or on behalf of Buyer in connection with each such audit.

          SECTION 5.07 Loan and Other Payments. (a) Unless otherwise notified by Buyer, Servicer shall receive directly all payments with respect to the Loans, and such payments, which shall be held by Servicer, as agent for the Buyer, shall include:

                      (i) all Scheduled Payments and Payaheads received from the Obligors;

                      (ii)  all Principal Prepayments;

                      (iii) all Insurance Proceeds and all Liquidation Proceeds; and

                      (iv) all payments made by the Seller or the Servicer under this Agreement or the Guarantor under the Guaranty Agreement to be paid to Servicer, including Guaranty Payments and Repurchase Amounts.

          (b) The Servicer shall establish and maintain an account in a bank acceptable to the Buyer for the purpose of holding all payments received with respect to the Loans and of remitting the amounts described in Section 5.08 (the "Servicing Account"). The Servicing Account shall be maintained in the name of GCC, as Servicer, for the benefit of the Buyer and subject to a first priority perfected security interest in favor of Buyer. Moneys received with respect to the Loans shall be deposited into the Servicing Account on a daily basis within 24 hours of receipt thereof. The parties hereby acknowledge that the Servicer shall have no obligation to restrict amounts on deposit therein to amounts constituting Property, but may deposit amounts and proceeds in respect of loans and other property not constituting Loans; provided, however, that such right of the Servicer shall be subject to the continued existence and maintenance of a first priority perfected security interest of Buyer in and to such Servicing Account. If (i) Buyer at any time ceases to have a first priority perfected security interest in and to the Servicing Account, or (ii) upon the occurrence of a Servicer Default, the Buyer may deliver notice to the Servicer to establish a Separate Account as the Servicing Account, and upon receipt of such notice the Servicer shall establish such a Servicing Account, for the purpose of holding all payments, as described in Section 5.07(a) or otherwise received in respect of the Loans and related Property, segregated and separate from all of the Servicer's other accounts and other funds (such account, a "Separate Account"). The Servicer may also, at any time, establish a Separate Account to serve as the Servicing Account. If the Servicing Account is a Separate Account, in the event there shall have been deposited in such Servicing Account any amount not required to be deposited therein and so identified to the Buyer, including (i) any payments received from any source other than payments made in respect of the Loans, the related Notes, Related Documents and related Collateral, (ii) payments with respect to the Loans, related Notes, Related Documents and related Collateral due before the applicable Incremental Purchase Date, and (iii) payments received in respect of the Loans following the repurchase thereof by Seller pursuant to this Agreement, such amounts shall be withdrawn from the Servicing Account and paid to the Seller. Moneys in the Servicing Account may be invested in any combination of investment-grade securities, money market funds, bank deposits and certificates of deposits, in each case that are scheduled to mature no later than the Business Day on which such amounts are required to be paid to Buyer, and any net income from such investments may be retained by the Servicer as an additional servicing fee.

          (c)  [Intentionally Omitted.]

          (d) Upon the occurrence of a Servicer Default, Buyer may forward the Transfer Letter to the bank holding the Servicing Account and obtain control of the Servicing Account. The Buyer, upon obtaining control of the Servicing Account, may, in its sole discretion, either (i) maintain the Servicing Account, or (ii) if such Servicing Account is not a Separate Account, establish a Separate Account and transfer all amounts in the Servicing Account received with respect, or otherwise related to, the Loans and related Property. Notwithstanding any action it takes under this Section 5.07(d), the Buyer shall have no liability to any Person, including, without limitation, GCC (in any capacity), entitled to or having any ownership or security interest in or to any Servicing Account or any amounts or funds on deposit therein, and the Buyer shall have no responsibility with respect to such other amounts and funds in a Servicing Account except, after its distribution on each Payment Date of the amounts as set forth in
Section 5.08, to remit to GCC any amounts or funds then on deposit in such account that GCC can identify (to the Buyer's sole satisfaction) as not constituting payments in respect of Loans or any Property, and not otherwise constituting Property, or proceeds of Loans or Collateral. The Servicer shall cooperate fully with the Buyer in respect of its control of the Servicing Account, and in respect of its establishment and control of a Separate Account as the Servicing Account.

          SECTION 5.08 Computation and Payment of Periodic Payments, Servicing Fees and Guaranty Fees; Servicer's Expenses.

          (a) On each Determination Date and with respect to the related Payment Date, Servicer shall determine (i) the Periodic Payment (including the Monthly Interest Amount) to be paid to Buyer, (ii) the Servicing Fee to be paid to Servicer, and (iii) the Guaranty Fee to be paid to Guarantor, and shall notify the Servicer in writing of such amounts. Buyer shall have the right at any time to object to or question the Periodic Payment, the Servicing Fee and the Guaranty Fee as determined by Servicer. Servicer agrees to cooperate fully with Buyer to resolve promptly any such objection or question and, if any such resolution involves the payment of additional amounts to Buyer, to pay promptly such amounts.

          (b) No later than 12:00 noon, Washington, D.C. time on each Payment Date, the Servicer shall remit to the Buyer the Periodic Payment by payment in immediately available funds to PNC BANK, in Philadelphia, Pennsylvania, ABA# 031000053, Account Number 8501299449, Account Name: NCB Mortgage Corp. Clearing,
Ref: GCC Loan Purchase Program.

          (c) Unless and until a Servicer Default or Guarantor Default shall have occurred, on each Payment Date, the Servicer shall also remit as directed by Buyer pursuant to (a) above, (i) to Servicer the Servicing Fee and (ii) to Guarantor, the Guaranty Fee. The monthly "Servicing Fee" shall be an amount equal to the sum of, for each Loan, the product of (i) .50%, times (ii) the outstanding Principal Balance of such Loan as of the first day of the related Due Period (or, in the case of a Loan purchased during such Due Period, as of the Incremental Purchase Date of such Loan), times (iii) a fraction, the denominator of which is 360 and the numerator of which is the actual number of days in the related Due Period (the "Servicing Fee"). The Guaranty and Servicing Fees shall be calculated in a manner consistent with the interest accrual method applicable to each individual Loan. Notwithstanding the foregoing, upon the occurrence of a Servicer Default, Servicer shall no longer be entitled to the Servicing Fee and upon the occurrence of a Guarantor Default, the Guarantor shall no longer be entitled to the Guaranty Fee, and in each such event, Buyer shall be entitled to retain the Servicing Fee or Guaranty Fee, as the case may be.

          (d) Buyer shall determine the Periodic Payment for each Payment Date using the following methodology.

          (1) As used herein and in the Guaranty Agreement, "Periodic Payment" means for any Payment Date the sum of, for each Loan, (a) the principal portion (including any balloon payment) of the Scheduled Payment actually received during the related Due Period; (b) any Principal Prepayment, Payahead, and the principal portion of Insurance Proceeds and Net Liquidation Proceeds, to the extent any of the foregoing are actually received during the related Due Period; (c) the principal portion of any Guaranty Payment or Repurchase Proceeds with respect to the related Due Period and (d) the Monthly Interest Amount for the related Interest Accrual Period.

          (2) As used herein and in the Guaranty Agreement, "Monthly Interest Amount" on any Payment Date shall mean an amount equal to the sum of, for each Loan, the product of (i) the outstanding Principal Balance of such Loan as of the first day of the related Due Period (or, in the case of a Loan purchased during such Due Period, as of the Incremental Purchase Date of such Loan), times (ii) the Applicable Rate times (iii) a fraction, the denominator of which is three hundred sixty (360), and the numerator of which is the actual number of days in the related Interest Accrual Period.

          SECTION 5.09 Applicable Rate. As used in this Agreement and in the Guaranty Agreement, the "Applicable Rate" for each Loan shall be determined as follows: For each Interest Accrual Period, the Applicable Rate for each Loan shall mean an interest rate per annum equal to the sum of (a) the Margin and (b) LIBOR in effect on the applicable LIBOR Determination Date. The Applicable Rate for each Loan shall be established as of each LIBOR Determination Date and shall be applicable for each of the Interest Accrual Periods within the next succeeding LIBOR Period without regard to changes thereafter occurring during such LIBOR Period in the principal amounts outstanding under the Notes, in the Principal Balance of Loans purchased, or in LIBOR.

          SECTION 5.10 Concerning Insurance on Collateral.

          (a) The Servicer shall cause to be maintained, with respect to the Collateral, one or more insurance policies (which may be, collectively, the individual policies of insurance required to be maintained by each Obligor, together with one or more blanket fire and extended coverage insurance policies covering the Collateral and other equipment of the Servicer similar to the Collateral) which provide at least the same coverage as a fire and extended coverage insurance policy and naming the Seller or the Buyer or assigns as the loss payee. The Servicer shall take whatever actions are necessary to cause each insurer to recognize the Buyer or such other Person to whom an interest in the Loans has been sold or assigned as assignee under the related insurance policy. Each such insurance policy shall be maintained in an amount which is at least equal to the lesser of (i) the Principal Balance as of the applicable Incremental Purchase Date of the related Loan and (ii) the maximum insurable value, subject, in either case, to customary deductions. If amounts are received by the Servicer under any such insurance policies with respect to the Collateral, the Servicer shall promptly deposit such amounts into the Servicing Account.

          (b) If an insurer under an insurance policy shall deny coverage (in any such case prior to termination thereof as a result of the payment by such insurer of an aggregate amount equal to its maximum liability under such insurance policy), or shall refuse to honor a claim under any such insurance policy with respect to the Collateral on a Loan which becomes a Defaulted Loan for reasons relating to such claim, and, if adjudicated, if such denial or refusal is determined by a court of competent jurisdiction to have resulted from the Servicer's failure to comply with the requirements of such insurance policy, then the amount of any resulting unpaid claim shall be deemed to be collected as a recovery on the Loan with respect to which such denial or refusal arose, on or before the last day of the Due Period during which such denial or refusal occurs, and Servicer shall be obligated to deposit such "deemed Collection" into the Servicing Account.

          (c) On the Incremental Purchase Date with respect to each Loan, the insurance policies with respect to the Collateral for such Loan are required to be provided by insurance companies rated at least "B-" by Best & Co. If (i) the Buyer or the Servicer shall determine that an insurer's rating has dropped below "B-" or that the financial condition of any insurer might jeopardize recoveries under such an insurance policy or (ii) any such insurance policy is cancelled or terminated for any reason other than the exhaustion of total coverage issued by an insurance company with the requisite rating and financial soundness and shall be, then, in each such case, the Servicer shall use its best efforts to obtain from another insurer a replacement policy for each such insurance policy, which replacement policy shall be issued by an insurance company with the requisite rating and financial soundness and shall be substantially similar to the insurance policy being replaced with coverage equal to the then existing coverage of such insurance policy.

          (d) The Servicer shall promptly notify the Buyer of the occurrence of any event described in subsection 5.10(b) or (c).

          (e) In the Monthly Report, Servicer shall certify that except as to Loans identified therein (together with a status report on effort to obtain insurance thereon), the Collateral related to each Loan is covered under an insurance policy or policies satisfying the requirements set forth in subsection 5.10(a).

          SECTION 5.11 Access to Certain Documentation and Certain Information Regarding the Loans. The Servicer will provide to the Buyer and its nominees and agents access to the documentation in its possession regarding the Loans, such access being afforded without charge but only during normal business hours at the offices of the Servicer or its designee or agent, as designated by the Servicer.

          SECTION 5.12 Servicer Representations and Warranties. The Servicer hereby represents and warrants to, and agrees as of the date of execution of this Agreement as follows:

          (a) The Servicer is duly organized and is validly existing and in good standing as a California corporation, with corporate power and authority to own its properties and to transact the business in which it is now engaged, and the Servicer is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance of the Servicer's obligations under this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement (other than this Agreement) or instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Articles of Incorporation or By-Laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the consummation of the other transactions contemplated by this Agreement.

          (c) This Agreement has been duly authorized, executed and delivered by the Servicer and this Agreement is the valid and legally binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (d) No event with respect to the Servicer has occurred and is continuing which would constitute a Servicer Default under Section 8.01 or an event that with notice or lapse of time or both would become a Servicer Default under this Agreement.

          SECTION 5.13 Servicer's Resignation. (a) The Servicer may resign from the duties and obligations hereby imposed with the consent of the Buyer; provided, that if the then-existing Servicing Account is not a Separate Account, the Servicer shall establish a Separate Account as the Servicing Account and transfer all amounts constituting Property to such Separate Account from then-existing Servicing Account.

          (b) The Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may, subject to the proviso in Section 5.13(a), assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with
Section 6.01(i).

          (c) Except as provided in Sections 5.13(a), 8.01 and 10.02, the duties and obligations of the Servicer under this Agreement shall continue until the Termination Date, and shall survive the exercise of any right or remedy under this Agreement by the Seller or Buyer of any provision of this Agreement, and notwithstanding the provisions of Sections 5.13(a), 8.01 and 10.02, prior to the Termination Date, the Servicer shall continue to serve as Servicer hereunder until the Buyer accepts the duties of Servicer or a Successor Servicer shall be appointed and assume the duties of Servicer hereunder.

                               [End of Article V]

                                   ARTICLE VI

                        SELLER'S AND SERVICER'S COVENANTS

           SECTION 6.01 Covenants. At all times prior to the later of (i) the Termination Date or (ii) the date on which all obligations of the Seller under this Agreement and of the Guarantor under the Guaranty Agreement have been performed in full, Seller and Servicer agree to do all of the following unless the Buyer shall otherwise consent in writing:

           (a) Preservation of Corporate Existence, Etc. To preserve and maintain its corporate existence (whether in the form of a cooperative or otherwise), rights, and privileges in the jurisdiction of its incorporation and will qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or advisable in view of the business and operations of Seller or Servicer, as the case may be, or the ownership of its properties.

           (b) Compliance with Laws. To comply in all material respects with all laws, regulations, rules and orders of Governmental Authorities applicable to Seller or Servicer, as the case may be, or to its operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof.

           (c) Other Obligations. To pay and discharge before the same shall become delinquent (after giving effect to all applicable grace periods) all Debt, taxes and other obligations which, if unpaid, might become by law a lien upon the assets of Seller or Servicer, as the case may be, except any thereof whose validity or amount is being contested in good faith by the Seller or Servicer, as the case may be, in appropriate proceedings, and except other Debt, taxes and other obligations which, in the aggregate do not exceed Five Hundred Thousand Dollars ($500,000); provided, however, the covenant included in this
Section 6.01(c) shall not extend to any obligation of Seller or Servicer, as the case may be, identified in Section 6.01(k), 8.01(f) or 9.01(f).

           (d) Visitation; Records; Files. At any reasonable time and from time to time, to permit Buyer and its agents to (i) examine and make copies of Seller's or Servicer's records, as the case may be, and books of accounts relating to the Loans, the related Notes and Related Documents, (ii) visit the properties of the Seller or Servicer, as the case may be, and (iii) discuss the affairs, finances and accounts of the Seller or Servicer, as the case may be, as they relate to the transactions contemplated by this Agreement with any of its officers. The Seller or Servicer will keep adequate records and books of accounts in which complete entries will be made, in accordance with GAAP, reflecting all financial transactions of the Seller or Servicer, as the case may be, as they relate to the transactions contemplated by this Agreement. Without limiting the foregoing, the Seller and Servicer shall establish and maintain manual or computer records reflecting all receipts or disbursements made or received in respect of the Loans, the related Notes which records will be maintained separate from Seller's or Servicer's records, as the case may be, relating to Loans, the related Notes which are not Loans and will be clearly marked with a legend to the effect that such records pertain to Loans sold to Buyer. All Loan files maintained by the Seller or Servicer will be clearly marked to indicate that such Loans have been sold to Buyer.

           (e) Financial Information. To deliver to Buyer (i) as soon as available and in any event within 120 days of the end of the fiscal year of GCC, a consolidated balance sheet of GCC and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of GCC and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing acceptable to Buyer, which report shall be unqualified as to scope of audit or the status of GCC and its Subsidiaries as a going concern, and shall state that such consolidated financial statements present fairly the financial condition of GCC as at the dates indicated and the results of operations and changes in cash flows for the periods then ended in conformity with GAAP applied on a basis consistent with the previous years (except as otherwise stated therein) together with a certificate of such independent public accountants stating that (1) their audit examination of GCC and its Subsidiaries has included a review of the terms of this Agreement as they relate to accounting matters; (2) in the course of such audit examination, which audit was conducted by such accountants in accordance with generally accepted auditing standards, such accountants have obtained no knowledge that any Default has occurred and is continuing, or, if such Default has occurred and is continuing, indicating the nature thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any Default that would not be disclosed in the course of their audit examination; (ii) within 120 days after the end of Unified's fiscal year, the Annual Report on Form 10-K for such year filed by Unified and the Annual Shareholders Report for Unified; (iii) within 120 days after the end of GCC's fiscal year, a certificate signed by the chief financial officer of GCC, stating that as of the close of such fiscal year, no Termination Event or Servicer Default shall have occurred and be continuing; (iv) as soon as available and in any event within 45 days after the end of each quarter, a consolidated balance sheet of GCC and its Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statement of income of GCC and its Subsidiaries for such quarter and the portion of the fiscal year through such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form (A) the figures for the corresponding period in the preceding fiscal year and (B) the projected figures for the corresponding period contained in the forecast for the current fiscal year delivered to Buyer hereunder, together with a certificate of the chief financial officer of GCC stating that such financial statements fairly present the financial position of GCC and its Subsidiaries as at such date and the results of operations of GCC and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to changes for normal, year-end adjustments; (v) within 60 days after the end of Unified's fiscal quarter, the Quarterly Report on Form 10-Q for such quarter filed by Unified; (vi) within 60 days after the end of each fiscal quarter of GCC, a certificate signed by GCC's chief financial officer, to the effect that as of the end of such fiscal quarter, GCC, as Seller and Servicer hereunder an as Guarantor under the Guaranty Agreement, has remained in compliance with its obligations hereunder and under the Guaranty Agreement; (vii) prompt notice of any material borrowings or material adverse changes in GCC's financial condition; and (viii) such other statements, reports and other information as Buyer may reasonably request concerning the financial condition and the servicing and collection operations of GCC.

           (f) Notification. (1) Promptly after learning thereof, to notify Buyer of (i) the details of any action, proceeding, investigation or claim against or affecting the Seller or Servicer, as the case may be, instituted before any court, arbitrator or Governmental Authority or, to the Seller's or Servicer's knowledge, as the case may be, threatened to be instituted, which, after taking into account the likelihood of success, might reasonably result in a judgment or order against the Seller or Servicer, as the case may be (in excess of insurance coverage and when combined with all other pending or threatened claims), of more than Five Hundred Thousand Dollars ($500,000); (ii) if the Seller or Servicer, as the case may be, or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b) (1) (2) (5) (6) of Section 403 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "Reportable Event" as defined in subsection (c) (2) of Section 4043 of ERISA and the Seller or Servicer, as the case may be, attains knowledge thereof) which might constitute grounds for termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (iii) any representation or warranty set forth in Section 4.01 or 4.02 (with respect to Seller and Loans) and Section 5.12 (with respect to Servicer) which proves to have been incorrect in any material respect when made; (iv) Seller's or Servicer's material breach of its obligations under this Agreement; (v) any Obligor Default; (vi) any Loan that has become a Defaulted Loan; (vii) any circumstance or event of which Seller or Servicer has actual knowledge which materially impairs or might reasonably be expected to impair an Obligor's ability to repay or perform its obligations under, the related Loan (including, without limitation, (A) Obligor's ceasing to be a Unified Patron in good standing, becoming 30 days or more past due on its open account with Unified, or being required to pay cash on delivery for negative credit reasons or (B) default by Obligor or any Affiliate on a "recourse" obligation to GCC); (viii) the occurrence of any Servicer Default or Termination Event or other event which, with notice or lapse of time or both, would constitute a Servicer Default or Termination Event; and (ix) the occurrence of any circumstance or event which leads such Seller or Servicer to believe that an Expansion Loan (or the related Obligor) is not likely to meet the Expansion Loan Projections and, in any event, the occurrence from time to time of such Seller's obligation to repurchase any Expansion Loan pursuant to Section 7.03.

               (2) Credit Agreement Information. To the extent not otherwise required to be delivered hereunder, at the same time as delivered (or given) under the Credit Agreement, to deliver to Buyer copies of all written material, notices, certificates and other information and data delivered (or given) under
Section 6.1 of the Credit Agreement including, without limitation, all financial statements, certifications, compliance certificates, borrowing base certificates, reports and filings made with the Securities and Exchange Commission or other Governmental Authorities, projections, management letters, and certificates delivered pursuant to Section 6.1(h) of the Credit Agreement.

           (g) Additional Payments; Additional Acts. From time to time, to (i) pay or reimburse the Buyer on request for all taxes imposed on this Agreement or the sale of any

Loans hereunder (other than taxes based on Buyer's net income, items of tax preference, or gross receipts); and (ii) obtain and promptly furnish to Buyer evidence of all such Government Approvals as may be required to enable the Seller or Servicer, as the case may be, to comply with its obligations under this Agreement.

           (h) Liens. Not to create, assume or suffer to exist any lien, security interest or other encumbrance except (A) liens on the Seller's or Servicer's properties, as the case may be, securing mortgage indebtedness relating to such properties, and any extensions, refinancing or renewals thereof in an amount not exceeding the amount of such indebtedness prior to such extension, refinancing or renewal; (B) capital lease obligations; (C) liens to secure indebtedness for the deferred price of property acquired after the date hereof, but only if such liens are limited to such property and its proceeds;
(D) liens imposed by law (such as mechanic's liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which are being contested in good faith by appropriate proceeding upon stay of execution of the enforcement thereof; (E) deposits or pledges under workmen's compensation, unemployment insurance, social security or similar laws or made to secure the performance of bids, tenders, contracts (except for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business; or (F) liens arising under the Portfolio Credit Facility.

           (i) Liquidation, Merger, Sale of Assets, Etc. To not liquidate, dissolve or enter into any merger, consolidation, joint venture, partnership or other combination nor sell, lease, dispose of such portion of its business or assets as constitutes a substantial portion thereof (excepting (i) sales of goods in the ordinary course of business, (ii) sales of assets made with notice to and the consent of the Buyer (provided, that the Buyer's consent shall not be required if such sale does not result in GCC's Tangible Net Worth (as defined in the Operating Agreement) becoming less than $15,000,000 and (iii) sales of the Loans to the Buyer or Fleet Capital Corporation, successor in interest to Sanwa Business Credit Corporation, or their assignees or successors in interest); provided, however, so long as no Servicer Default or Termination Event or event which with the passage of time or the giving of notice or both would constitute a Servicer Default or Termination Event shall have occurred and be continuing or will occur as a result of such merger or consolidation, Seller or Servicer, as the case may be, may merge or consolidate with any Person or sell all or substantially all of its business or assets to any other Person so long as (A)
(i) the Seller or Servicer, as the case may be, shall be the surviving or continuing corporation or (a), if the Seller or Servicer, as the case may be, shall not be the surviving or continuing corporation or shall sell all or substantially all of its assets to a Person such surviving, continuing or purchasing Person shall be incorporated under the laws of the United States or any jurisdiction thereof, shall assume in writing all obligations of the Seller or Servicer, as the case may be, under this Agreement, shall be eligible to borrow from NCB pursuant to the provisions of the Bank Act and shall have a Consolidated Tangible Net Worth not less than the Seller or Servicer, as the case may be, prior to the merger or consolidation, and (B) at the time of such consolidation, merger or sale and after giving effect thereto no Servicer Default or Termination Event shall have occurred and be continuing.

           (j) Transactions with Affiliates. To not directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property) with any of Seller's or Servicer's Affiliates, as the case may be, on terms that are less favorable to Seller or Servicer, as the case may be, than those which might be obtained at the time from Persons who are not Affiliates.

           (k) ERISA Compliance. To not and not allow any member of its Controlled Groups or any Plan of any of them to: (i) engage in any "prohibited transaction" as such term is defined in Section 2003(a) of ERISA; (ii) incur any "accumulated funding deficiencies" (as such term is defined in Section 3.02 of ERISA) in an amount which would represent a potential material liability of Seller and its Subsidiaries or affect materially the ability of Seller to perform this Agreement; (iii) terminate any Plan in a manner which could result in the imposition of a lien on any property of the Seller or Servicer, as the case may be, or any member of their respective Controlled Groups pursuant to
Section 4068 of ERISA; or (iv) violate state or federal securities laws applicable to any Plan.

           (l) No Name Change, Etc. To not change its name, identity or corporate structure in any manner which could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-506 of any applicable enactment of the Uniform Commercial Code without giving Buyer at last 60 days prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

           (m) Relocation of Offices. To give Buyer at least 60 days prior written notice of any relocation of its chief executive offices or the offices where records concerning the Loans and related Property are kept. (n) Limitation on Transfers, Etc. To not transfer or attempt to transfer in any manner whatsoever to any Person other than the Buyer pursuant to the terms of this Agreement, and except in favor of the Buyer hereunder shall not create, cause to be created or permit any lien, pledge, charge, security interest, ownership interest, participation interest or any other interest of any nature whatever in respect of the Loans and related Property.

           (o) No Changes. To make no change in the Credit and Collection Policy, which change would impair the collectibility of any material amount of the Loans; make no material change in the Credit and Collection Policy or in its current payment terms with respect to Loans without prior written consent of the Buyer (which consent shall not be unreasonably withheld).

           (p) Security Interest. To defend Buyer's security interest in and to the Collateral related to any Loan against all claims and demands of all Persons at any time claiming the same or any interest therein (i) adverse to that of Obligors or Buyer or (ii) prior to that of Buyer. Further, to take all actions to transfer to Buyer, at Buyer's request, a security interest in all or any specified portion of that Collateral securing any Loan which was not transferred to Buyer on the applicable Incremental

Purchase Date (transferring to the Buyer the same interest as the Seller had and disclosed to the Buyer on the applicable Incremental Purchase Date) and to provide evidence reasonably satisfactory to Buyer that all actions as are necessary or appropriate to perfect Buyer's security interest in such Collateral have been taken.

           (q) Bank Act Eligibility. To use its best efforts to remain "eligible" to borrow from NCB pursuant to the provisions of the Bank Act.

           (r) Operating and Investment Agreements. To use its best efforts to maintain the Operating Agreement and the Investment Agreement in full force and effect.

           (s) Concentration Limit. To not permit the aggregate Principal Balance of all Loans to an Obligor Group to exceed $4,000,000 at any time, unless Seller discloses such excess in writing to Buyer at or prior to the time any such Loan is purchased by Buyer, provided, that nothing herein shall obligate Seller to purchase any such Loan.

                               [End of Article VI]

                                  ARTICLE VII

                    SELLER OBLIGATIONS AND REPURCHASE OPTIONS

           SECTION 7.01 Repurchase of Loans. In addition to the repurchase rights and obligations contained in Sections 2.02(d), 4.04(b), 7.02 and 9.02 of this Agreement, Buyer has the option to cause Seller to repurchase any Loan sold by Seller to Buyer if (i) the payments with respect to such Loan are past due at least 90 days, or (ii) an Obligor Default has occurred with respect to such Loan and has at the time of Buyer's exercise of such right been continuing for at least 60 days, or (iii) such Loan is a Restructured Loan that results in or with respect to which there are Modification Losses. Such Loan shall be repurchased by Seller from Buyer by the last day of the Due Period during which Seller receives notice of any such Defaulted Loan or notice of adverse event, or during which the Obligor Default occurs, as the case may be. Any repurchase pursuant to this Section 7.01 shall be accomplished on the same terms as set forth in the third and fourth sentences of Section 2.02(d) and at the Repurchase Amount.

           SECTION 7.02 Minimal Balances. On any Payment Date, Seller may elect to repurchase all of the Loans then owned by the Buyer for their aggregate Principal Balance, if as of such Payment Date the aggregate Principal Balance of all such Loans is less than ten percent (10%) of the aggregate total of all of the Principal Balances of each of the Loans, as calculated, in each case, on the Effectiveness Date or on the Incremental Purchase Date applicable to such Loan, as the case may be. If Seller elects to repurchase all of the Loans pursuant to this Section 7.02, Seller shall provide Buyer and Servicer with thirty (30) days prior written notice. The Repurchase Amount shall be paid by Seller to Servicer in immediately available funds prior to 12:00 noon, Washington, D.C. time. Immediately upon the payment of the required Repurchase Amount, all right, title and interest in the Loans being repurchased shall pass to Seller and such Loans shall cease to be "Loans" for all purposes of this Agreement. Any resale of a Loan and related Property pursuant to the terms of this Section 7.02 shall constitute the simultaneous resale by Buyer and repurchase by Seller of all Loans and related Property. Any resale of a Loan and related Property pursuant to this Section 7.02 shall be without recourse or warranty of any kind except that Buyer shall be deemed to have warranted that such Loans and related Property are free and clear of all liens or claims resulting from or arising out of its acts or omissions (other than acts of Buyer resulting from Seller's or Servicer's failure to perform as required by this Agreement) or claims of Buyer's creditors.

           SECTION 7.03 Repurchase of Expansion Loans. In addition to the repurchase rights and obligations contained in Sections 2.02(d), 4.04(b), 7.01, 7.02, 7.04 and 9.02 of this Agreement, Buyer has the option to cause the Seller to repurchase any Expansion Loan sold by Seller to Buyer if, on the Expansion Loan Repurchase Date for such Expansion Loan (i) the Cash Flow Ratio for the related Obligor is less than 1.1:1, (ii) the Collateral Coverage Ratio for such Expansion Loan is less than 1:1 or (iii) the related Obligor does not have a positive net worth. Such Expansion Loan shall be repurchased by the Seller from Buyer by the last day of the Due Period in which such Expansion Loan Repurchase Date occurs. Any repurchase pursuant to this Section 7.03 shall be accomplished on the same terms as set forth in the third and fourth sentences of Section 2.02(d) and at the Repurchase Amount therefor.

           SECTION 7.04 Repurchase of Loans on the Seventh Anniversary of the Commitment Termination Date. In addition to the repurchase rights and obligations contained in Sections 2.02(d), 4.04(b), 7.01, 7.02, 7.03 and 9.02, Buyer has the option to cause Seller to repurchase each Loan sold by Seller to Buyer if such Loan has not been paid in full by the seventh anniversary of the Commitment Termination Date (or, if earlier, the seventh anniversary of the date on which the parties hereto agree to terminate this Agreement, provided that at such time of termination no Termination Event (or circumstance or event which with notice and/or the passage of time would become a Termination Event) has then occurred). Any repurchase pursuant to this Section 7.04 shall be accomplished on the same terms as set forth in the third and fourth sentences of
Section 2.02(d) and at the aggregate Repurchase Amount for such Loans.

                              [End of Article VII]

                                  ARTICLE VIII

                                SERVICER DEFAULT

           SECTION 8.01 Servicer Defaults. Any of the following acts or occurrences shall constitute "Servicer Defaults" under this Agreement.

           (a) Payment Default. Any failure by the Servicer to make any required payment, transfer, withdrawal or deposit or to give instructions or notice to the Buyer or by Seller to make any required payment, transfer, withdrawal or deposit on or before the date occurring three (3) Business Days after the date such payment, transfer, deposit or withdrawal or such notice or instruction is required to be made or given, as the case may be, under the terms of this Agreement;

           (b) Performance Default. Failure on the part of the Servicer or Seller duly to observe or perform in any material respect any of the other covenants or agreements, including the providing of accurate and timely reports as required in Article V hereof and elsewhere in this Agreement and the establishment of a Separate Account when required by the terms hereof, to be performed under this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure requiring the same to be remedied, shall have been given to the Servicer by the Buyer.

           (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer or any Subsidiary thereof in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or any Subsidiary thereof or of any substantial part of the property of the Servicer or any Subsidiary thereof, or ordering the winding up or liquidation of the affairs of the Servicer or any Subsidiary thereof and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

           (d) Voluntary Bankruptcy, Etc. The commencement by the Servicer or any Subsidiary thereof of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer or any Subsidiary thereof, as the case may be, to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or any Subsidiary thereof or of any substantial part of the property of the Servicer or any Subsidiary thereof or the making by the Servicer or any Subsidiary thereof of an assignment for the benefit of creditors or the failure by the Servicer or any Subsidiary thereof, as the case may be, generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or any Subsidiary thereof, as the case may be, in furtherance of any of the foregoing; or

           (e) Insolvency, Etc. Servicer or any Subsidiary thereof shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Servicer or any Subsidiary thereof, or (iii) admit its insolvency or liability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Servicer or any Subsidiary thereof;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Buyer may, by notice given to the Servicer, terminate all of the rights and powers of the Servicer under this Agreement, including without limitation all rights of the Servicer to receive the Servicing Fee. In addition, upon the occurrence of a Servicer Default specified in (c),
(d) or (e) of this Section 8.01, subject to the provisions of Section 10.13, this Agreement shall automatically and immediately terminate. Upon the giving of such notice, all rights and powers of the Servicer under this Agreement shall vest in the Buyer, and the Buyer is hereby authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments (including any notices to Obligors deemed necessary or advisable by the Buyer), and to do or accomplish all other acts or things necessary or appropriate to effect such vesting, and the Servicer agrees to cooperate with the Buyer in effecting the termination of the Servicer's rights and responsibilities hereunder and shall promptly provide to the successor servicer appointed under Section 8.02 (the "Successor Servicer") all documents and records (electronic and otherwise) reasonably requested to enable it to assume the servicing functions hereunder.

           SECTION 8.02 Buyer to Act; Appointment of Successor.

           (a) From and after the time the Servicer receives a notice of termination pursuant to Section 8.01 or in the event of a resignation of the Servicer pursuant to Section 5.13, the Buyer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that notwithstanding the foregoing the Buyer shall have no obligation whatsoever in respect of any liability incurred by the Servicer at or prior to the time of receipt by the Servicer of said notice. As compensation therefor the Buyer shall be entitled to receive any and all funds, including the Servicing Fee, which the Servicer would have been entitled to receive if the Servicer had continued to act hereunder. However, if the Buyer is unable or unwilling to act as successor to the Servicer hereunder, the Buyer may appoint any Person with a net worth of at least $10,000,000 and whose regular business includes the servicing of loans similar to the Loans as Successor Servicer. In connection with such appointment and assumption, the Buyer may make such arrangements for the compensation of such Successor Servicer from payments on the Loans and related Property as the Buyer and such Successor Servicer shall agree; provided, that no such compensation shall be in excess of that permitted the Servicer hereunder or such amount as is commercially reasonable at the time in question. The Buyer and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           (b) Either the Buyer, as successor to the Servicer in its capacity as Servicer hereunder, or any Successor Servicer may establish a Separate Account to serve as the

Servicing Account, and neither the Buyer nor any such Successor Servicer shall have any liability to any Person other than the Buyer with any ownership or security interest in or to any amounts or funds on deposit in a Servicing Account which is not a Separate Account that are not and are not deemed to be Property or payments received or amount otherwise held in respect of a Loan or any Property.

           SECTION 8.03 Effects of Servicing Transfer.

           (a) Upon any termination of the rights and powers of the Servicer pursuant to either Section 5.13 or Section 8.01 and the Buyer's succeeding to the rights and obligations of the Servicer hereunder, the Buyer may unilaterally terminate this Agreement.

           (b) Upon any termination of the rights and powers of the Servicer pursuant to either Section 5.13 or Section 8.01 and the vesting in either the Buyer or a Successor Servicer of the rights and obligations of the Servicer as described in Section 8.01 and 8.02, the Servicer shall have no additional obligations or liabilities for acts or omissions of the Successor Servicer or otherwise relating to its performance of its obligations under this Agreement after the date of such termination.

           (c) Upon the occurrence and continuation of a Servicer Default, the Servicer shall remit the Servicing Fee to the Buyer. Further, upon the occurrence and continuation of any Servicer Default (other than a Servicer Default under Section 8.01(b)) or Guarantor Default, the Servicer shall remit the Guaranty Fee to the Buyer.

                              [End of Article VIII]

                                   ARTICLE IX

                               TERMINATION EVENTS

           SECTION 9.01 Termination Events. The occurrence of any of the following events shall constitute a "Termination Event" hereunder.

           (a) Breach of Covenant. Seller shall fail to perform or observe any covenant, obligation or term of Articles VI or X or of Section 2.02(d) or 4.04 of this Agreement and, except in the case of a breach of Section 6.01(c) or of
Section 6.01(f)(iii), (iv) or (v), such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Seller by the Buyer; or

           (b) Guarantor Defaults. A Guarantor Default shall have occurred and be continuing; or

           (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in respect of the Seller, Unified or any Subsidiary thereof in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller, Unified or any Subsidiary thereof or of any substantial part of the property of the Seller, Unified or any Subsidiary thereof, or ordering the winding up or liquidation of the affairs of the Seller, Unified or any Subsidiary thereof and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

           (d) Voluntary Bankruptcy, Etc. The commencement by the Seller, Unified or any Subsidiary thereof of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Seller, Unified or any Subsidiary thereof, as the case may be, to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller, Unified or any Subsidiary thereof or of any substantial part of the property of the Seller, Unified or any Subsidiary thereof or the making by the Seller, Unified or any Subsidiary thereof of an assignment for the benefit of creditors or the failure by the Seller, Unified or any Subsidiary thereof, as the case may be, generally to pay its debts as such debts become due or the taking of corporate action by the Seller, Unified or any Subsidiary thereof, as the case may be, in furtherance of any of the foregoing; or

           (e) Insolvency, Etc. Seller, Unified or any Subsidiary thereof shall
(i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Seller, Unified or any Subsidiary thereof, or (iii) admit its insolvency or liability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Seller, Unified or any Subsidiary thereof; or

           (f) ERISA. GCC or any member of the Controlled Group shall fail to pay when due an amount amounts aggregating in excess of Five Hundred Thousand Dollars ($500,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a Multiemployer Plan), having aggregate Unfunded Vested Liabilities in excess of Five Hundred Thousand Dollars ($500,000) shall be filed under Title IV of ERISA by GCC, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans.

           (g) Servicer Default. A Servicer Default shall have occurred and be continuing and Buyer, in its sole discretion, shall deem it to be a Termination Event.

           (h) Breach of Representation or Warranty. Buyer shall have knowledge of any representation or warranty (including any Existing Loan Representation) which shall have been incorrect when made and shall not have been cured as provided in Section 4.04(a) and Buyer shall determine, in its sole discretion, that its interests hereunder cannot be protected by requiring the Seller, pursuant to Section 4.04(b), to repurchase the Loan or Loans as to which such breach exists.

           (i) Operating and Investment Agreement. The Operating Agreement or the Investment Agreement shall cease to be in full force and effect.

           (j) Bank Act Eligibility. Seller ceases to be an "eligible borrower" pursuant to the provisions of the Bank Act.

           SECTION 9.02 Consequences of Termination Event. Upon the occurrence of any Termination Event specified in (c), (d), or (e) of Section 9.01 or a Termination Event arising out of GCC's insolvency or involvement in a voluntary or involuntary bankruptcy proceeding, subject to the provisions of Section 10.13, this Agreement shall automatically and immediately terminate. If any Termination Event shall occur and be continuing, then in any such case and at any time thereafter so long as any such Termination Event shall be continuing, the Buyer may, at its option, immediately terminate the Buyer's commitment to make any Incremental Purchases hereunder. Thereafter, and before exercising any other remedies provided herein or by applicable law, Buyer may, at its option, require Seller to, and Seller shall, repurchase all Loans and related Property for the Repurchase Amount within ten (10) Business Days after receipt of notice from the Buyer of its election to cause such repurchase of all Loans. In addition, Buyer may pursue all other rights and remedies available herein and by applicable law including, without limitation, its rights to pursue collection from the Seller in an amount equal to the Repurchase Amount.

           SECTION 9.03 Remedies of a Secured Party. Following the occurrence of a Termination Event, and in addition to its rights under Section 9.02, the Buyer shall have all remedies provided by law and without limiting the generality of the foregoing shall have the following remedies: (a) the remedies of a secured party under the Uniform Commercial Code; (b) the right to make notification and pursue collection or, at Buyer's option, to sell or cause Servicer, as agent for the Buyer, to sell all or any part of the Loans and related Property;

(c) the right to exercise all of owner's or secured party's rights under the Loans and related Property; and (d) to the extent that notice shall be required by law to be given, Seller agrees that a period of twenty (20) days from the time the notice is sent shall be a reasonable period of notification of a sale or other, disposition of the Loans and related Property.

                               [End of Article IX]

                                   ARTICLE X

                                  MISCELLANEOUS

           SECTION 10.01 Further Assurances. Each party hereto agrees to execute and deliver to the other party and to perform all such other acts as the other party may reasonably request to carry out the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer agrees to endorse without recourse the Note related to any Loan being resold to Seller pursuant to Articles II, IV, VII or IX, and to execute assignments and related Uniform Commercial Code financing statements to evidence the assignment of the Related Documents to Seller.

           SECTION 10.02 Indemnities. (a) Seller and Servicer will defend and hereby indemnify Buyer and its successors, assigns, servants and agents (hereinafter "Indemnitees") against and agree to protect, save and keep harmless and make whole each thereof, from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs (including any net increase in the tax liability of an Indemnitee resulting from its receipt of indemnity payments made under this Section 10.02), expenses and disbursements, including reasonable attorneys' fees, of whatsoever kind and nature imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of
(i) any breach or alleged breach of any covenant, agreement or other obligation by the Seller or Servicer under this Agreement or the Guarantor under the Guaranty Agreement, (ii) any representation or warranty made by the Seller or Servicer under this Agreement or the Guarantor under the Guaranty Agreement which was untrue or alleged by a Person other than Buyer to be untrue when made or delivered, (iii) any environmental claim or liability relating to any real property securing any Loans, or (iv) Buyer's control of the Servicing Account or establishment of a Separate Account or transfer of any amount to a Separate Account; provided that no Indemnitee shall be entitled to indemnification for any claim or liability arising as a result of such Indemnitee's gross negligence or willful misfeasance in acting or failing to act under this Agreement. Any indemnity payments required under this Section 10.02 shall be paid within thirty
(30) days following notice thereof from the Indemnitee to Seller or Servicer, as the case may be (which notice shall describe in reasonable detail the matter with respect to which indemnification is required and shall set forth the computation used in determining the amount of the indemnity payment). All of the rights and privileges of each Indemnitee under this Section 10.02, and the rights, privileges and obligations of Seller and Servicer hereunder, shall survive the expiration or other termination of this Agreement.

           (a) The foregoing indemnities with regard to any particular Indemnitee shall not extend to any liability, obligation, loss, damage, penalty, claim, suit, expense or disbursement that results from the willful misconduct or gross negligence of such Indemnitee.

           SECTION 10.03 No Waiver: Remedies Cumulative. No failure by the Seller, Servicer or Buyer to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

           SECTION 10.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

           SECTION 10.05 Consent to Jurisdiction; Waiver of Immunities. The Buyer, Servicer and Seller hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the District of Columbia or the State of California in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

           SECTION 10.06 Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, telegram, cable or facsimile and shall be sent for next Business Day delivery to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

           SECTION 10.07 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns. Notwithstanding the foregoing, neither the Seller nor the Servicer may assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the Buyer, and any such assignment or transfer purported to be made without such consent shall be ineffective. Buyer may at any time sell, assign or transfer the Loans and related Property or participations therein without the consent of the Seller, the Servicer or the Guarantor.

           SECTION 10.08 Capital Markets Funding. Seller and Servicer hereby agree to cooperate with Buyer in making such reasonable modifications to this Agreement and the Related Documents, in executing such other documents and certificates, in causing to be prepared and delivered such opinions, certificates, financial reports and letters, and in taking such other actions, including permitting the Rating Agencies, credit enhancers and institutional investors to review records and other information relating to the Loans and to visit, on reasonable notice, the premises of the Seller and the Servicer, as are reasonably necessary to achieve capital markets funding of the Loans and the related Property or to improve the execution of such funding; provided, however, that (a) any expenses of Seller in connection with such modifications shall be for the account of Buyer and be reimbursed promptly following request therefor,
(b) no such modification shall be materially adverse to the interests of Seller and (c) no such modification shall require any change in the accounting treatment of the transaction contemplated by this Agreement under GAAP. In addition, Seller and Servicer agree to use their best efforts to cause Obligors to agree to and execute any changes to the Related Documents.

           SECTION 10.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

           SECTION 10.10 Attorney's Fees. In the event it is necessary for any party hereto or its Successors or assigns to institute suit in connection with this Agreement or the breach thereof, the prevailing party in such suit shall be entitled to reimbursement for its reasonable costs, expenses and attorney's fees incurred including fees incurred on any appeal.

           SECTION 10.11 Setoff. In addition to any rights now or hereafter granted under applicable law, upon the occurrence of any Termination Event or Servicer Default, Buyer is hereby authorized by Seller and Servicer at any time, without notice to Seller or Servicer, to set off and to appropriate and to apply to the amounts then owed by Seller or Servicer hereunder, or by Guarantor under the Guaranty Agreement, as the case may be, to Buyer, any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by Buyer to Seller or Servicer.

           SECTION 10.12 Limitation on Third Party Beneficiaries. No provision, warranty, representation, or agreement herein, whether express or implied, is intended to or shall be construed as conferring upon any Person not a party hereto (including, without limitation, any Obligor) any rights or remedies whatsoever.

           SECTION 10.13 Term of Agreement. This Agreement shall terminate upon the earlier to occur of (i) the reduction of the aggregate Principal Balance of the Loans (including Liquidated Loans as to which there remain unpaid Liquidation Losses) to zero and (ii) the date on which this Agreement is automatically terminated following the occurrence of any of the Termination Events specified in Section 9.02; provided, however, that (a) the rights accrued to the Buyer prior to such termination, (b) the obligations of the Guarantor under the Guaranty Agreement and (c) the indemnification provisions set forth in
Section 10.02, shall be continuing and shall survive any termination of this Agreement.

           SECTION 10.14 Entire Agreement; Amendment. This Agreement comprises the entire agreement of the parties and may not be amended or modified except by written agreement of the parties hereto. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

           SECTION 10.15 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

           SECTION 10.16 Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                               [End of Article X]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Loan Purchase and Servicing Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                                       GROCERS CAPITAL COMPANY,
                                       as Seller and Servicer

                                       By: _____________________________________
                                           Its: ________________________________


                                       Notice Address:
                                             5200 Sheila Street
                                             Commerce, California 90040

                                       NATIONAL CONSUMER COOPERATIVE BANK,
                                       as Buyer


                                       By: _____________________________________
                                           Its: ________________________________


                                       Notice Address:
                                       1725 Eye Street, N.W.
                                       Suite 600
                                       Washington, D.C. 20006


ACKNOWLEDGEMENTS:

GROCERS CAPITAL COMPANY,
as Guarantor


By: ____________________
    Its: _______________